Exhibit 10.20

INDENTURE
dated as of November 5, 2009
by and between
TRINITY RAIL LEASING VII LLC,
a Delaware limited liability company,
as the Issuer of the Equipment Notes,
and
WILMINGTON TRUST COMPANY,
as Indenture Trustee for the Equipment Notes

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		Page
ARTICLE III

INDENTURE ACCOUNTS; PRIORITY OF PAYMENTS

Section 3.01
Section 3.02	Collections Account	29
Section 3.03	Withdrawal upon an Event of Default	30
Section 3.04	Liquidity Reserve Account	30
Section 3.05	Optional Reinvestment Account	31
Section 3.06	Expense Account	32
Section 3.07	Equipment Note Account	32
Section 3.08
Section 3.09	Mandatory Replacement Account	33
Section 3.10
Section 3.11	Payment Date Distributions from the Collections Account	36
Section 3.12	Voluntary Redemptions	38
Section 3.13	Procedure for Redemptions	39
Section 3.14	Adjustments in Targeted Principal Balances	40

ARTICLE IV

DEFAULT AND REMEDIES

Section 4.01	Events of Default	40
Section 4.02	Remedies Upon Event of Default	43
Section 4.03	Limitation on Suits	46
Section 4.04	Waiver of Existing Defaults	46
Section 4.05	Restoration of Rights and Remedies	47
Section 4.06	Remedies Cumulative	47
Section 4.07	Authority of Courts Not Required	47
Section 4.08	Rights of Noteholders to Receive Payment	47
Section 4.09	Indenture Trustee May File Proofs of Claim	48
Section 4.10	Undertaking for Costs	48

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.01	Representations and Warranties	48
Section 5.02	General Covenants	54

		Page
Section 5.03	Portfolio Covenants	60
Section 5.04	Operating Covenants	64

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01	Acceptance of Trusts and Duties	72
Section 6.02	Absence of Duties	73
Section 6.03	Representations or Warranties	73
Section 6.04	Reliance; Agents; Advice of Counsel	73
Section 6.05	Not Acting in Individual Capacity	75
Section 6.06	No Compensation from Noteholders	75
Section 6.07	Notice of Defaults	75
Section 6.08	Indenture Trustee May Hold Securities	76
Section 6.09	Corporate Trustee Required; Eligibility	76
Section 6.10	Reports by the Issuer	76
Section 6.11	Certain Rights of the Requisite Majority	76

ARTICLE VII

SUCCESSOR TRUSTEES

Section 7.01	Resignation and Removal of Indenture Trustee	77
Section 7.02	Appointment of Successor	77

ARTICLE VIII

INDEMNITY

Section 8.01	Indemnity	78
Section 8.02	Noteholders’ Indemnity	79
Section 8.03	Survival	79

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01	Supplemental Indentures Without the Consent of the Noteholders	79
Section 9.02	Supplemental Indentures with the Consent of Noteholders	80

Schedule	Description
Schedule 1	Account Information
Schedule 2	Description of Initial Railcars
Schedule 3	Description of Initial Leases
Schedule 4	Amortization Schedule

Exhibit	Description
Exhibit A	Form of Equipment Note

Exhibit B-1	Form of Certificate to be Given by Noteholders
Exhibit B-2	Form of Certificate to be Given by Euroclear or Clearstream
Exhibit B-3	Form of Certificate to Depository Regarding Interest
Exhibit B-4	Form of Depositary Certificate Regarding Interest
Exhibit B-5	Form of Transfer Certificate for Exchange or Transfer from 144A Book-Entry Note to Regulation S Book-Entry Note
Exhibit B-6	Form of Purchaser Exchange Instructions
Exhibit B-7	Form of Certificate to be Given by Transferee of Beneficial Interest in a Regulation S Temporary Book-Entry Note
Exhibit B-8	Form of Transfer Certificate for Exchange or Transfer from Unrestricted Book-Entry Note to 144A Book-Entry Note
Exhibit C	Form of Investment Letter to be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit D-1	Form of Monthly Report
Exhibit D-2	Form of Annual Report
Exhibit E	Form of Full Service Lease
Exhibit F	Form of Net Lease
v

  This INDENTURE, dated as of November 5, 2009 (as amended, supplemented or otherwise modified from time to time, this “ Indenture ”), by and between TRINITY RAIL LEASING VII LLC, a Delaware limited liability company, as the issuer of the Equipment Notes hereunder ( “TRL-VII” or the “Issuer” ), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as indenture trustee for the Equipment Notes (the “ Indenture Trustee ”).
WITNESSETH:
     WHEREAS, the Issuer and the Indenture Trustee are executing and delivering this Indenture in order to provide for the issuance by the Issuer of the Equipment Notes, the terms of which shall be specified in this Indenture; and
     WHEREAS, the obligations of the Issuer under the Equipment Notes issued pursuant to this Indenture and the other Secured Obligations shall be secured by the Collateral further granted and described below;
     NOW THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
GRANTING CLAUSES
     The Issuer hereby pledges, transfers, assigns, and otherwise conveys to the Indenture Trustee for the benefit and security of the Noteholders and other Secured Parties, and grants to the Indenture Trustee for the benefit and security of the Noteholders and other Secured Parties a security interest in and Encumbrance on, all of the Issuer’s assets, whether now existing or hereafter created or acquired and wherever located, including all right, title and interest, in, to and under the assets and property described below (collectively, the “Collateral” ):
          (a) each Issuer Document, in each case, as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements” );
          (b) (i) all Railcars described on Schedule 2 hereto, together with all other Railcars conveyed to the Issuer from time to time, whether pursuant to the Asset Transfer Agreement or otherwise, and any and all substitutions and replacements therefor, (ii) all licenses, manufacturer’s warranties and other warranties, Supporting Obligations (including in respect of any related Lease), Payment Intangibles, Accounts, Instruments, Chattel Paper (including the Leases described on Schedule 3 hereto and any other related Leases of the Railcars and all related Lease Payments), General Intangibles and all other rights and obligations related to any such aforementioned Assigned Agreement, Railcars or Leases, including, without limitation, all rights, powers, privileges, options and other benefits of the Issuer to receive moneys and other property due and to become due under or pursuant to such Assigned Agreements, such Railcars or Leases, including, without limitation, all rights, powers, privileges, options and other benefits to receive and collect rental payments, income, revenues, profits and other amounts, payments, tenders or security (including any cash collateral) from any other party thereto (including, in the case of related Leases, from the Lessees thereunder), (iii) all rights, powers, privileges, options and other benefits of the Issuer to receive proceeds of any casualty insurance, condemnation award, indemnity, warranty or guaranty with respect to such Assigned Agreements, Railcars or Leases, (iv) all claims of the Issuer for damages arising out of or for breach of or default under any Assigned Agreement or in respect of any related Lease and (v) the rights, powers, privileges, options and other benefits of the Issuer to perform under each Assigned Agreement and related Lease, to compel performance and otherwise exercise all remedies thereunder and to terminate each Assigned Agreement and related Lease;
          (c) all (i) Railroad Mileage Credits allocable to such Railcars and any payments in respect of such credits, (ii) tort claims or any other claims of any kind or nature related to such Railcars and any payments in respect of such claims, (iii) SUBI Certificates evidencing a SUBI interest in the Trinity Marks related to such Railcars and (iv) other payments owing by any Person (including any railroads or similar entities) in respect of or attributable to such Railcars or the use, loss, damage, casualty, condemnation of such Railcars or the Marks associated therewith, in each case whether arising by contract, operation of law, course of dealing, industry practice or otherwise;
          (d) all Indenture Accounts and all Investment Property therein (including, without limitation, all (i) securities, whether certificated or uncertificated, (ii) Security Entitlements, (iii) Securities Accounts, (iv) commodity contracts and (v) commodity accounts) in which the Issuer has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property with respect thereto, including, without limitation, any Permitted Investments purchased with funds on deposit in any Indenture Accounts, and all income from the investment of funds therein;
          (e) all insurance policies maintained by the Issuer or for its benefit (including, without limitation, all insurance policies maintained by the Manager or the Insurance Manager for the benefit of the Issuer) covering all or any portion of the Collateral, and all payments thereon or with respect thereto; and
          (f) all Proceeds, accessions, profits, products, income benefits, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Issuer described in the preceding clauses (including, without limitation, the Issuer’s claims for indemnity thereunder and payments with respect thereto).
Such Security Interests are made in trust and subject to the terms and conditions of this Indenture as collateral security for the payment and performance in full by the Issuer of all Outstanding Obligations and for the prompt payment in full by the Issuer of the respective amounts due and the prompt performance in full by the Issuer of all of its other obligations, in each case, under the Issuer Documents, the Equipment Notes and the Operative Agreements to which the Issuer is a party (collectively, the “ Secured Obligations ”), all as provided in this Indenture.
     For avoidance of doubt it is expressly understood and agreed that, to the extent the UCC is revised subsequent to the date hereof such that the definition of any of the foregoing terms included in the description of Collateral is changed, the parties hereto desire that any property which is included in such changed definitions which would not otherwise be included in the foregoing grant on the date hereof be included in such grant immediately upon the effective date of such revision.
     The Indenture Trustee acknowledges such Security Interests, accepts the duties created hereby in accordance with the provisions hereof and agrees to hold and administer all Collateral for the use and benefit of all present and future Secured Parties.
     The Issuer hereby irrevocably authorizes the Indenture Trustee at any time, and from time to time, to file, without the signature of the Issuer, in any filing office in any UCC jurisdiction necessary or desirable to perfect the Security Interests granted herein, any initial financing statements, continuation statements and amendments thereto that (i) indicate or describe the Collateral regardless of whether any particular asset constituting Collateral falls within the scope of Article 9 of the UCC in the same manner as described herein or in any other manner as the Indenture Trustee may determine in its sole discretion is necessary or desirable to ensure the perfection of the Security Interests granted herein, or (ii) provide any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Issuer is an organization, the type of organization and any organization identification number issued to the Issuer. The Issuer agrees to furnish the information described in clause (ii) of the preceding sentence to the Indenture Trustee promptly upon the Indenture Trustee’s request. Nothing in the foregoing shall be deemed to create an obligation of the Indenture Trustee to file any financing statement, continuation statements or amendment thereto.
     Priority. The Issuer intends the Security Interests in favor of the Indenture Trustee to be prior to all other Encumbrances in respect of the Collateral, and the Issuer has taken and shall take or cause to be taken all actions necessary to obtain and maintain, in favor of the Indenture Trustee, for the benefit of the Noteholders and other Secured Parties, a first priority, perfected security interest in the Collateral, to the extent that perfection can be achieved by the filing of a UCC-1 financing statement in any UCC jurisdiction and/or other similar filings with the STB. With respect to Leases related to Portfolio Railcars where the Lessee thereunder is a Canadian resident, the Issuer has taken and shall take or cause to be taken all actions necessary or advisable to obtain and maintain, in favor of the Indenture Trustee, a first priority, perfected security interest in the related Railcars including, without limitation, making all such filings, registrations and recordings with the Registrar General of Canada as are necessary or advisable to obtain and maintain a first priority, perfected security interest in such Railcars and taking any actions that may be required by clause (C) of Section 2.2(e) of the Management Agreement. Notwithstanding the foregoing, the Issuer shall not be required to make any filings, registrations or recordation in Mexico. The Indenture Trustee shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party under all applicable law in addition to, and not in limitation of, the other rights, remedies and recourses granted to the Indenture Trustee by this Indenture or any law relating to the creation and perfection of security interests in the Collateral.

Continuance of Security.
          (a) Except as otherwise provided under “Releases” below, the Security Interests created under this Indenture shall remain in force as continuing security to the Indenture Trustee, for the benefit of the Noteholders and other Secured Parties, until the repayment and performance in full of all Secured Obligations, notwithstanding any intermediate payment or satisfaction of any part of the Secured Obligations or any settlement of account or any other act, event or matter whatsoever, and shall secure Secured Obligations, including, without limitation, the ultimate balance of the moneys and liabilities hereby secured.
          (b) No assurance, security or payment which may be avoided or adjusted under the law, including under any enactment relating to bankruptcy or insolvency and no release, settlement or discharge given or made by the Indenture Trustee on the faith of any such assurance, security or payment, shall prejudice or affect the right of the Indenture Trustee to recover the Secured Obligations from the Issuer (including any moneys which it may be compelled to pay or refund under the provisions of any applicable insolvency legislation of any applicable jurisdiction and any costs payable by it pursuant to or otherwise incurred in connection therewith) or to enforce the Security Interests granted under this Indenture to the full extent of the Secured Obligations and accordingly, if any release, settlement or discharge is or has been given hereunder and there is subsequently any such avoidance or adjustment under the law, it is expressly acknowledged and agreed that such release, settlement or discharge shall be void and of no effect whatsoever.
          (c) If the Indenture Trustee shall have grounds in its absolute discretion acting in good faith for believing that the Issuer may be insolvent pursuant to the provisions of any applicable insolvency legislation in any relevant jurisdiction as at the date of any payment made by the Issuer to the Indenture Trustee ( provided that the Indenture Trustee shall have no duty to inquire or investigate and shall not be deemed to have knowledge of same absent written notice received by a responsible officer of the Indenture Trustee), the Indenture Trustee shall retain the Security Interests contained in or created pursuant to this Indenture until the expiration of a period of one month plus such statutory period within which any assurance, security, guarantee or payment can be avoided or invalidated after the payment and discharge in full of all Secured Obligations notwithstanding any release, settlement, discharge or arrangement which may be given or made by the Indenture Trustee on, or as a consequence of, such payment or discharge of liability, provided that, if at any time within such period, the Issuer shall commence a voluntary winding-up or other voluntary case or other proceeding under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction seeking liquidation, reorganization or other relief with respect to the Issuer or the Issuer’s debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any substantial part of its property or if the Issuer shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Issuer, or making a general assignment for the benefit of any creditor of the Issuer under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction, the Indenture Trustee shall continue to retain such Security Interest for such further period as the Indenture Trustee may reasonably determine on advice of counsel and such Security Interest shall be deemed to have continued to have been held as security for the payment and discharge to the Indenture Trustee of all Secured Obligations.
     No Transfer of Duties. The Security Interests granted hereby are granted as security only and shall not (i) transfer or in any way affect or modify, or relieve the Issuer from, any obligation to perform or satisfy any term, covenant, condition or agreement to be performed or satisfied by the Issuer under or in connection with this Indenture or any Issuer Document or any Collateral or (ii) impose any obligation on any of the Secured Parties or the Indenture Trustee to perform or observe any such term, covenant, condition or agreement or impose any liability on any of the Secured Parties or the Indenture Trustee for any act or omission on the part of the Issuer relative thereto or for any breach of any representation or warranty on the part of the Issuer contained therein or made in connection therewith unless otherwise expressly provided therein.
     Collateral.
          (a) Generally. On the Closing Date, all Instruments, Chattel Paper, Securities or other documents, including, without limitation, any Chattel Paper Originals evidencing the initial Leases described on Schedule 3 hereto and SUBI Certificates, representing or evidencing Collateral shall be delivered to and held by or on behalf of the Indenture Trustee on behalf of the Secured Parties pursuant hereto all in form and substance reasonably satisfactory to the Indenture Trustee. Subject to subsections (c) and (d) under this heading, until the termination of the Security Interest granted hereby, if the Issuer shall acquire (by purchase, contribution, substitution, replacement or otherwise) any additional Collateral evidenced by Instruments or Chattel Paper at any time or from time to time after the date hereof, the Issuer shall promptly pledge and deposit the Collateral so evidenced as security for the Secured Obligations with the Indenture Trustee and deliver same to the custodial possession of the Indenture Trustee, and the Indenture Trustee shall accept under this Indenture such delivery.
          (b) Safekeeping. The Indenture Trustee agrees to maintain the Collateral received by it (including possession of the Chattel Paper Originals) and all records and documents relating thereto at such address or addresses as may from time to time be specified by the Indenture Trustee in writing to each Secured Party and the Issuer. The Indenture Trustee shall keep all Collateral and related documentation in its possession separate and apart from all other property that it is holding in its possession and from its own general assets and shall maintain accurate records pertaining to the Permitted Investments and Indenture Accounts included in the Collateral in such a manner as shall enable the Indenture Trustee, the Secured Parties and the Issuer to verify the accuracy of such record keeping. The Indenture Trustee’s books and records shall at all times show that to the extent that any Collateral is held by the Indenture Trustee such Collateral shall be held as agent of and custodian for the Secured Parties and is not the property of the Indenture Trustee. The Indenture Trustee will promptly report to each Secured Party and the Issuer any failure on its part to hold the Collateral as provided in this subsection and will promptly take appropriate action to remedy any such failure.
          (c) Limitations on Common Schedules and Riders. On and after the date hereof, the Issuer shall use commercially reasonable efforts to cause all Portfolio Railcars which are subject to a Lease (or become subject to a Lease pursuant to the exercise of any replacement, substitution or remarketing rights of the Issuer under the Operative Agreements) to be identified in separate executed Schedules or Riders to the related “master lease agreement” with the applicable Lessee such that only Portfolio Railcars are identified on the applicable Schedules or Riders and no railcars are identified thereon which are owned by any Person other than the Issuer (such other party, a “Non-Indenture Party” ); provided, however , that to the extent the separateness of such Schedule or Rider cannot be maintained, (i) in no event shall the percentage of Portfolio Railcars in the aggregate (measured by Adjusted Value) contained on Schedules or Riders which also include railcars owned by a Non-Indenture Party exceed 20% of the Portfolio Railcars in the aggregate (measured by Adjusted Value) and (ii) in all cases in which Schedules or Riders contain Portfolio Railcars together with other railcars owned by a Non-Indenture Party, the applicable Lessee(s) shall have agreed, if requested by the Indenture Trustee acting at the Direction of the Requisite Majority (which request may only be made in connection with the exercise of remedies against such Portfolio Railcars), to re-execute one or more separate Schedules or Riders for such Portfolio Railcars and other applicable railcars such that the Schedules and Riders identifying the Portfolio Railcars do not identify any railcars other than such Portfolio Railcars.
          (d) Custody of Leases. Upon the written request of the Issuer, in the event that the separateness of Schedules or Riders cannot be maintained as aforesaid, the parties hereto agree to implement a custodial arrangement with respect to Leases related to Portfolio Railcars whereby Wilmington Trust Company, as custodian (or any other financial institution or trust company reasonably satisfactory to the parties hereto) will maintain custody of the original of such Leases (including all such non-separate Schedules and Riders) for the benefit of the Secured Parties and any Non-Indenture Party with an interest therein, as their interests may appear. Such custodial arrangement will be evidenced by a custodial agreement to contain terms and conditions reasonably satisfactory to the Issuer and the Indenture Trustee.
          (e) Notifications. The Indenture Trustee at the expense of the Issuer shall promptly forward to the Issuer and the Manager a copy of each notice, request, report, or other document relating to any Issuer Document included in the Collateral that is received by a Responsible Officer of the Indenture Trustee from any Person other than the Issuer or the Manager on and after the Closing Date.
     Releases. If at any time all or any part of the Collateral is to be sold, transferred, assigned or otherwise disposed of by the Issuer or the Indenture Trustee or any Person on its or their behalf (but in any such case only as required or permitted by the Operative Agreements), the Indenture Trustee upon receipt of written notice from the Issuer, which notice shall be delivered at least five (5) Business Days prior to such sale, transfer, assignment or disposal, on or prior to the date of such sale, transfer, assignment or disposal (but not to be effective until the date of such sale, transfer, assignment or disposal) (or, in the case of a Lessee’s exercise of a purchase option, on, immediately prior to or after the date of such purchase, as may be requested by the Issuer), at the expense of the Issuer, execute such instruments of release prepared by the Issuer, in recordable form, if necessary, in favor of the Issuer or any other Person as the Issuer may reasonably request, deliver the relevant part of the Collateral in its possession to the Issuer, otherwise release the Security Interest evidenced by this Indenture on such Collateral and release and deliver such Collateral to the Issuer and issue confirmation, to the relevant purchaser, transferee, assignee, insurer, and such other Persons as the Issuer may direct, upon being requested to do so by the Issuer, that the relevant Collateral is no longer subject to the Security

Interests. Any such release to the Issuer shall be deemed to release or reassign as appropriate in respect of the Collateral such grants and assignments arising hereunder.
     At the request of the Issuer, upon the payment in full of all Secured Obligations, including, without limitation, the payment in full in cash of all unpaid principal of and accrued interest on the Equipment Notes, the Indenture Trustee shall release the Security Interests in the Portfolio and the other Collateral hereunder. In connection therewith, the Indenture Trustee agrees, at the expense of the Issuer and without the necessity of any consent from any Secured Party, to execute such instruments of release, in recordable form if necessary, in favor of the Issuer as the Issuer may reasonably request in respect of the release of such Portfolio from the Security Interests, and to otherwise release the security interests evidenced by this Indenture in and with respect to such Collateral to the Issuer and to issue confirmation to such Persons as the Issuer may direct, upon being requested to do so by the Issuer, that such Collateral is no longer subject to the Security Interests.
     No release of any Collateral shall be effected by any Optional Redemption by the Issuer of the Equipment Notes in part and not in whole.
     Exercise of the Issuer’s Rights Concerning the Management Agreement. The Issuer hereby agrees that, whether or not an Event of Default has occurred and is continuing, so long as this Indenture has not been terminated and the Security Interests on the Collateral released, the Indenture Trustee (acting at the Direction of the Requisite Majority) shall have the exclusive right to exercise and enforce all of the rights of the Issuer set forth in Sections 8.2, 8.3, 8.5 (other than the right to propose the list of replacement managers pursuant to Section 8.5(b)) and 8.6 of the Management Agreement (including, without limitation, the rights to deliver all notices, declare a Manager Termination Event, terminate the Management Agreement, elect to replace the Manager and/or elect to appoint a Successor Manager and select any replacement Manager, and the right to increase the Management Fee and/or add an incentive fee payable to any such Successor Manager); provided that so long as no Event of Default has occurred and is continuing, the Issuer shall retain the non-exclusive right to approve the list of proposed replacement Managers (such approval not to be unreasonably withheld or delayed) and to deliver notices under Section 8.2 of the Management Agreement and declare a Manager Termination Event thereunder. In furtherance of the foregoing, the Issuer hereby irrevocably appoints the Indenture Trustee as its attorney-in-fact to exercise all rights described in this Granting Clause provision in its place and stead.
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions.
     For purposes of this Indenture, the terms set forth on Annex A hereto shall have the meanings indicated on such Annex A.

     Section 1.02 Rules of Construction.
     Unless the context otherwise requires:
          (a) A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP.
          (b) The terms “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
          (c) Unless otherwise indicated in context, all references to Articles, Sections, Appendices, Exhibits or Annexes refer to an Article or Section of, or an Appendix, Exhibit or Annex to, this Indenture.
          (d) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.
          (e) The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.
          (f) References in this Indenture to an agreement or other document (including this Indenture) mean the agreement or other document and all schedules, exhibits, annexes and other materials that are part of such agreement and include references to such agreement or document as amended, supplemented, restated or otherwise modified in accordance with its terms and the provisions of this Indenture, and the provisions of this Indenture apply to successive events and transactions.
          (g) References in this Indenture to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor.
          (h) References in this Indenture to the Equipment Notes include the terms and conditions applicable to the Equipment Notes; and any reference to any amount of money due or payable by reference to the Equipment Notes shall include any sum covenanted to be paid by the Issuer under this Indenture in respect of the Equipment Notes.
          (i) References in this Indenture to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Indenture.
          (j) Where any payment is to be made, funds applied or any calculation is to be made hereunder on a day which is not a Business Day, unless any Operative Agreement otherwise provides, such payment shall be made, funds applied and calculation made on the next succeeding Business Day, and payments shall be adjusted accordingly.

          (k) For purposes of determining the balance of amounts credited to and/or deposited in an Indenture Account, the “value” of Permitted Investments deposited in and/or credited to an Indenture Account shall be the lower of the acquisition cost thereof and the then fair market value thereof and the “value” of Dollars and cash equivalents of Dollars (other than cash equivalents of Dollars included in the definition of Permitted Investments) shall be the face value thereof.
     Section 1.03 Compliance Certificates and Opinions.
     Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate stating that, in the opinion of the signers thereof, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if requested by the Indenture Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any indenture supplemental hereto shall include:
          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Indenture relating thereto;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     Section 1.04 Acts of Noteholders.
          (a) Any direction, consent, waiver or other action provided by this Indenture in respect of the Equipment Notes or the Collateral to be given or taken by the Indenture Trustee at the Direction of Noteholders or any Requisite Majority thereof may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders (or Noteholders evidencing a Requisite Majority, as applicable) in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, to each Rating Agency where it is hereby expressly required pursuant to this Indenture and to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “ Act ” of the Noteholders or Requisite Majority thereof signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose under this Indenture and conclusive in favor of the Indenture Trustee or the Issuer, if made in the manner provided in this Section.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association, trustee of a trust or member of a partnership, on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner that the Indenture Trustee deems sufficient.
          (c) In determining whether Noteholders or any Requisite Majority thereof shall have given any direction, consent, request, demand, authorization, notice, waiver or other Act (a “ Direction ”) under this Indenture (including without limitation any consent pursuant to Sections 4.04 or 9.02(a) hereof), Equipment Notes legally or beneficially owned by any Issuer Group Member shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Indenture Trustee shall be protected in relying upon any such Direction, only Equipment Notes that a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded. Notwithstanding the foregoing, if any such Persons legally or beneficially own 100% of the Equipment Notes then Outstanding then such Equipment Notes shall not be so disregarded as aforesaid.
          (d) The Issuer may at its option, by delivery of Officers’ Certificates to the Indenture Trustee, set a record date other than the Record Date to determine the Noteholders in respect of the Equipment Notes entitled to give any Direction in respect of such Equipment Notes. Such record date shall be the record date specified in such Officer’s Certificate which shall be a date not more than 30 days prior to the first solicitation of Noteholders in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Noteholders of record of the Equipment Notes at the close of business on such record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of Outstanding Equipment Notes have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Equipment Notes shall be computed as of such record date; provided that no such Direction by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.
          (e) Any Direction or other action by a Noteholder or a Requisite Majority thereof shall bind the Holder of every Equipment Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Equipment Note.

ARTICLE II
THE EQUIPMENT NOTES
     Section 2.01 Authorization, Issuance and Authentication of the Equipment Notes; Amount of Outstanding Principal Balance; Terms; Form; Execution and Delivery.
          (a) There is hereby created a series of Equipment Notes designated as set forth in the definition of the term Equipment Notes herein. The aggregate principal balance of the Equipment Notes as of their date of issuance on the Closing Date is $238,262,640.
          (b) The Equipment Notes to be issued on the Closing Date shall be executed by the Issuer and delivered to the Indenture Trustee for authentication and the Indenture Trustee shall authenticate and deliver the Equipment Notes upon the Issuer’s request and direction set forth in an Officer’s Certificate of the Issuer signed by one of its authorized signatories, without further action on the part of the Issuer. Any such authentication may be made on separate counterparts and by facsimile.
          (c) There shall be issued, delivered and authenticated on the Closing Date to each of the Noteholders identified on such Equipment Notes, Equipment Notes in the principal amounts and maturities and bearing the interest rates set forth thereon (or incorporated by reference therein from this Indenture), in each case in registered form and substantially in the form set forth on Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed, typewritten or engraved thereon, as may be required to comply with the rules of any securities exchange on which such Equipment Notes may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Indenture Trustee executing such Equipment Notes, such determination by said Indenture Trustee to be evidenced by its authentication of such Equipment Notes. Definitive Notes shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Equipment Notes may be listed, all as determined by the Indenture Trustee authenticating such Equipment Notes, as evidenced by such authentication.
          (i) Equipment Notes sold in reliance on Rule 144A shall be represented by a single permanent 144A Book-Entry Note which will be deposited with DTC or its custodian, the Indenture Trustee or an agent of the Indenture Trustee and registered in the name of Cede as nominee of DTC.
          (ii) Equipment Notes offered and sold outside of the United States in reliance on Regulation S shall be represented by a Regulation S Temporary Book-Entry Note, which will be deposited with the Indenture Trustee or an agent of the Indenture Trustee as custodian for and registered in the name of Cede, as nominee of DTC. Beneficial interests in each Regulation S Temporary Book-Entry Note may be held only through Euroclear or Clearstream; provided, however, that such interests may be exchanged for interests in a 144A Book-Entry Note or a Definitive Note in accordance with the certification requirements described in Section 2.07 hereof.
          (iii) A beneficial owner of an interest in a Regulation S Temporary Book-Entry Note may receive payments in respect of such Regulation S Temporary Book-Entry Notes only after delivery to Euroclear or Clearstream, as the case may be, of a written certification substantially in the form set forth in Exhibit B-1 to this Indenture, and upon delivery by Euroclear or Clearstream, as the case may be, to the Indenture Trustee and Note Registrar of a certification or certifications substantially in the form set forth in Exhibit B-2 to this Indenture. The delivery by a beneficial owner of the certification referred to above shall constitute its irrevocable instruction to Euroclear or Clearstream, as the case may be, to arrange for the exchange of the beneficial owner’s interest in the Regulation S Temporary Book-Entry Note for a beneficial interest in the Unrestricted Book-Entry Note after the Exchange Date in accordance with the paragraph below.
          (iv) Not earlier than the Exchange Date, interests in each Regulation S Temporary Book-Entry Note will be exchangeable for interests in the related permanent global note (an “ Unrestricted Book-Entry Note ”). Each Unrestricted Book-Entry Note will be deposited with the Indenture Trustee and registered in the name of Cede as nominee of DTC. After (1) the Exchange Date and (2) receipt by the Indenture Trustee and Note Registrar of written instructions from Euroclear or Clearstream, as the case may be, directing the Indenture Trustee and Note Registrar to credit or cause to be credited to either Euroclear’s or Clearstream’s, as the case may be, depositary account a beneficial interest in the Unrestricted Book-Entry Note in a principal amount not greater than that of the beneficial interest in the Regulation S Temporary Book-Entry Note, the Indenture Trustee and Note Registrar shall instruct DTC to reduce the principal amount of the Regulation S Temporary Book-Entry Note and increase the principal amount of the Unrestricted Book-Entry Note, in each case by the principal amount of the beneficial interest in the Regulation S Temporary Book-Entry Note to be so transferred, and to credit or cause to be credited to the account of a Direct Participant a beneficial interest in the Unrestricted Book-Entry Note having a principal amount equal to the reduction in the principal amount of such Regulation S Temporary Book-Entry Note.
          (v) Upon the exchange of the entire principal amount of the Regulation S Temporary Book-Entry Note for beneficial interests in the Unrestricted Book-Entry Note, the Indenture Trustee shall cancel the Regulation S Temporary Book-Entry Note in accordance with the Indenture Trustee’s policies in effect from time to time.
          (vi) No interest in the Regulation S Book-Entry Notes may be held by or transferred to a United States Person except for exchanges for a beneficial interest in a 144A Book-Entry Note or a Definitive Note as described below.
          (d) The Equipment Notes shall be executed on behalf of the Issuer by the manual or facsimile signature of an Authorized Representative of the Issuer.

     (e) Each Equipment Note bearing the manual or facsimile signatures of any individual who was at the time such Equipment Note was executed an Authorized Representative of the Issuer shall bind the Issuer, notwithstanding that any such individual has ceased to hold such office prior to the authentication and delivery of such Equipment Notes or any payment thereon.
     (f) No Equipment Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless it shall have been executed on behalf of the Issuer as provided in clause (c) and (e) above and authenticated by or on behalf of the Indenture Trustee as provided in clause (c) above. Such signatures shall be conclusive evidence that such Equipment Note has been duly executed and authenticated under this Indenture. Each Equipment Note shall be dated the date of its authentication.
     Section 2.02 Restrictive Legends.
     Except as specified in Section 2.11(g) hereof, each 144A Book-Entry Note, each Regulation S Temporary Book-Entry Note, each Unrestricted Book-Entry Note and each Definitive Note (and all Equipment Notes issued in exchange therefor or upon registration of transfer or substitution thereof) shall bear the following legend on the face thereof:
     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF TRINITY RAIL LEASING VII, LLC (THE “ISSUER”) THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER (UPON REDEMPTION THEREOF OR OTHERWISE), (2) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES TO A PERSON WHO IS NOT A U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S OF THE SECURITIES ACT) IN A TRANSACTION IN COMPLIANCE WITH REGULATION S OF THE SECURITIES ACT OR (4) IN A TRANSACTION COMPLYING WITH OR EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT IN THE CASE OF THIS CLAUSE (4) TO RECEIPT OF AN OPINION OF COUNSEL AND SUCH CERTIFICATES AND OTHER DOCUMENTS AS THE TRUSTEE MAY REQUIRE UNDER THE INDENTURE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.
     BY ITS PURCHASE OF ANY NOTE, THE PURCHASER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED EITHER THAT (A) IT IS NOT AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF

THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) WHETHER OR NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A PLAN AS COVERED BY SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR OTHER PLAN’S INVESTMENT IN SUCH ENTITY, OR (B) ITS PURCHASE AND HOLDING OF SUCH NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE, LOCAL OR OTHER LAW).
Each Book-Entry Note shall also bear the following legend on the face thereof:
     THIS NOTE IS A GLOBAL BOOK-ENTRY NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     Section 2.03 Note Registrar and Paying Agent.
          (a) With respect to the Equipment Notes, there shall at all times be maintained an office or agency in the location set forth in Section 13.04 hereof where Equipment Notes may be presented or surrendered for registration of transfer or for exchange (each, a “ Note Registrar ”), and for payment thereof (each, a “ Paying Agent ”) and where notices to or demands upon the Issuer in respect of such Equipment Notes may be served. For so long as the Equipment Notes are listed on any stock exchange, the Issuer shall appoint and maintain a Paying Agent and a Note Registrar in the jurisdiction in which such stock exchange is located. The Issuer shall cause each Note Registrar to keep a register of the Equipment Notes for which it is acting as Note Registrar and of their transfer and exchange (the “ Register ”). Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Indenture Trustee to the Issuer and the Holders of the Equipment Notes. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Indenture Trustee. Notwithstanding anything to the contrary in this Indenture, the entries in the Register shall be conclusive, in the absence of manifest error, and the Issuer, the Indenture Trustee, and Noteholder shall treat each Person in whose name an Equipment Note is registered as the beneficial owner thereof for all purposes of this Indenture. No transfer of an Equipment Note shall be effective unless such transfer has been recorded in the Register as provided in this Section.
          (b) Each Authorized Agent in the location set forth in Section 13.04 shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with a combined capital and surplus of at least $75,000,000 (or having a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000) and shall be authorized under the laws of the United States or any state or territory thereof to exercise corporate trust powers, subject to supervision by Federal or state authorities (such requirements, the “ Eligibility Requirements ”). The Indenture Trustee shall initially be a Paying Agent and Note Registrar hereunder with respect to the Equipment Notes. Each Note Registrar other than the Indenture Trustee shall furnish to the Indenture Trustee, at stated intervals of not more than six months, and at such other times as the Indenture Trustee may request in writing, a copy of the Register maintained by such Note Registrar.
          (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.
          (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Issuer may, and at the request of the Indenture Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Indenture Trustee. Upon the resignation or termination of an Authorized Agent or if at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Indenture Trustee), the Issuer shall promptly appoint one or more qualified successor Authorized Agents to perform the functions of the Authorized Agent that has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Issuer shall give written notice of any such appointment made by it to the Indenture Trustee; and in each case the

Indenture Trustee shall mail notice of such appointment to all Holders of the Equipment Notes as their names and addresses appear on the Register for the Equipment Notes.
          (e) The Issuer agrees to pay, or cause to be paid, from time to time reasonable compensation to each Authorized Agent for its services and to reimburse it for its reasonable expenses to be agreed to pursuant to separate agreements with each such Authorized Agent.
     Section 2.04 Paying Agent to Hold Money in Trust.
     The Indenture Trustee shall require each Paying Agent other than the Indenture Trustee to agree in writing that all moneys deposited with any Paying Agent for the purpose of any payment on the Equipment Notes shall be deposited and held in trust for the benefit of the Holders entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Holders with respect to which such money was deposited.
     The Indenture Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such moneys.
     Section 2.05 Method of Payment.
          (a) On each Payment Date, the Indenture Trustee shall, or shall instruct a Paying Agent to, pay to the Noteholders of the Equipment Notes all interest, principal and premium, if any, on the Equipment Notes required to be paid on such Payment Date, in each case to the extent of the Available Collections Amount and pursuant to the Flow of Funds; provided , that in the event and to the extent receipt of any payment is not confirmed by the Indenture Trustee or such Paying Agent by noon (New York City time) on such Payment Date or any Business Day thereafter, distribution thereof shall be made on the Business Day following the Business Day such payment is received; and provided further , that payment on a Regulation S Temporary Book-Entry Note shall be made to the Holder thereof only in conformity with Section 2.05(c) hereof. Each such payment on any Payment Date other than the final payment with respect to the Equipment Notes shall be made by the Indenture Trustee or Paying Agent to the Noteholders as of the Record Date for such Payment Date. The final payment with respect to any Equipment Note, however, shall be made only upon presentation and surrender of such Equipment Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Indenture Trustee or Paying Agent specified in the notice given by the Indenture Trustee or Paying Agent with respect to such final payment.
          (b) At such time, if any, as the Equipment Notes are issued in the form of Definitive Notes, payments on a Payment Date shall be made by check mailed to each Noteholder of a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to the Equipment Notes. Alternatively, upon application in writing to the Indenture Trustee, not later than the applicable Record Date, by a Noteholder of one or more Definitive Notes having an aggregate original principal amount of not less than

$1,000,000, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York, New York; provided that the final payment for the Equipment Notes shall be made only upon presentation and surrender of the Definitive Notes by the Noteholder or its agent at the Corporate Trust Office or agency of the Indenture Trustee or Paying Agent specified in the notice of such final payment given by the Indenture Trustee or Paying Agent. The Indenture Trustee or Paying Agent shall mail such notice of the final payment of the Equipment Notes to each of the Noteholders, specifying the date and amount of such final payment.
          (c) The beneficial owner of a Regulation S Temporary Book-Entry Note may arrange to receive interest, principal and premium payments through Euroclear or Clearstream on such Regulation S Temporary Book-Entry Note only after delivery by such beneficial owner to Euroclear or Clearstream, as the case may be, of a written certification substantially in the form of Exhibit B-3 hereto, and upon delivery of Euroclear or Clearstream, as the case may be, to the Paying Agent of a certification or certifications substantially in the form of Exhibit B-4 hereto. No interest, principal or premium shall be paid to any beneficial owner and no interest, principal or premium shall be paid to Euroclear or Clearstream on such beneficial owner’s interest in a Regulation S Temporary Book-Entry Note unless Euroclear or Clearstream, as the case may be, has provided such a certification to the Paying Agent with respect to such interest, principal and/or premium.
     Section 2.06 Minimum Denomination.
     Each Equipment Note shall be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof; provided that, notwithstanding anything to the contrary herein, one Equipment Note may be issued with such excess in integral multiples of $10.
     Section 2.07 Exchange Option.
     If the holder (other than the Purchaser) of a beneficial interest in an Unrestricted Book-Entry Note deposited with DTC wishes at any time to exchange its interest in the Unrestricted Book-Entry Note, or to transfer its interest in the Unrestricted Book-Entry Note to a Person who wishes to take delivery thereof in the form of an interest in the 144A Book-Entry Note, the holder may, subject to the rules and procedures of Euroclear or Clearstream and DTC, as the case may be, give directions for the Indenture Trustee and Note Registrar to exchange or cause the exchange or transfer or cause the transfer of the interest for an equivalent beneficial interest in the 144A Book-Entry Note. Upon receipt by the Indenture Trustee and Note Registrar of (a) instructions from Euroclear or Clearstream (based on instructions from depositaries for Euroclear and Clearstream) or from a DTC Participant, as applicable, or DTC, as the case may be, directing the Indenture Trustee and Note Registrar to credit or cause to be credited a beneficial interest in the 144A Book-Entry Note equal to the beneficial interest in the Unrestricted Book-Entry Note to be exchanged or transferred (such instructions to contain information regarding the DTC Participant account to be credited with the increase, and, with respect to an exchange or transfer of an interest in the Unrestricted Book-Entry Note, information regarding the DTC Participant account to be debited with the decrease), and (b) a certificate in the form of Exhibit B-8, given by the Noteholder (and the proposed transferee, if applicable), the Indenture Trustee and Note

Registrar shall instruct DTC to reduce the Unrestricted Book-Entry Note by the aggregate principal amount of the beneficial interest in the Unrestricted Book-Entry Note to be exchanged or transferred, and the Indenture Trustee shall instruct DTC, concurrently with the reduction, to increase the principal amount of the 144A Book-Entry Note by the aggregate principal amount of the beneficial interest in the Unrestricted Book-Entry Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in the instructions a beneficial interest in the 144A Book-Entry Note equal to the reduction in the principal amount of the Unrestricted Book-Entry Note.
     If a holder (other than the Purchaser) of a beneficial interest in the 144A Book-Entry Note wishes at any time to exchange its interest in the 144A Book-Entry Note for an interest in a Regulation S Book-Entry Note, or to transfer its interest in the 144A Book-Entry Note to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Book-Entry Note, the holder may, subject to the rules and procedures of DTC, give directions for the Indenture Trustee and Note Registrar to exchange or cause the exchange or transfer or cause the transfer of the interest for an equivalent beneficial interest in the Regulation S Book-Entry Note. Upon receipt by the Indenture Trustee and Note Registrar of (a) instructions given in accordance with DTC’s procedures from a DTC Participant directing the Indenture Trustee and Note Registrar to credit or cause to be credited a beneficial interest in the Regulation S Book-Entry Note in an amount equal to the beneficial interest in the 144A Book-Entry Note to be exchanged or transferred, (b) a written order given in accordance with DTC’s procedures containing information regarding the account of the depositaries for Euroclear or Clearstream or another Clearing Agency Participant, as the case may be, to be credited with the increase and the name of the account and (c) certificates in the form of Exhibits B-5 and B-7 hereto, respectively, given by the Noteholder and the proposed transferee of the interest, the Indenture Trustee and Note Registrar shall instruct DTC to reduce the 144A Book-Entry Note by the aggregate principal amount of the beneficial interest in the 144A Book-Entry Note to be so exchanged or transferred and the Indenture Trustee and Note Registrar shall instruct DTC, concurrently with the reduction, to increase the principal amount of the Regulation S Book-Entry Note by the aggregate principal amount of the beneficial interest in the 144A Book-Entry Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in the instructions a beneficial interest in the Regulation S Book-Entry Note equal to the reduction in the principal amount of the 144A Book-Entry Note.
     Notwithstanding anything to the contrary herein, the Purchaser may exchange beneficial interests in the Regulation S Temporary Book-Entry Note held by it for interests in the 144A Book-Entry Note only after delivery by the Purchaser of instructions to DTC for the exchange, substantially in the form of Exhibit B-6 hereto. Upon receipt of the instructions provided in the preceding sentence, the Indenture Trustee and Note Registrar shall instruct DTC to reduce the principal amount of the Regulation S Temporary Book-Entry Note to be so transferred and shall instruct DTC to increase the principal amount of the 144A Book-Entry Note and credit or cause to be credited to the account of the placement agent a beneficial interest in the 144A Book-Entry Note having a principal amount equal to the amount by which the principal amount of the Regulation S Temporary Book-Entry Note was reduced upon the transfer pursuant to the instructions provided in the first sentence of this paragraph.

     If a Book-Entry Note is exchanged for a Definitive Note, such Equipment Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of the three immediately preceding paragraphs (including the certification requirements intended to ensure that the exchanges or transfers comply with Rule 144 or Regulation S, as the case may be) and as may be from time to time adopted by the Indenture Trustee.
     Section 2.08 Mutilated, Destroyed, Lost or Stolen Equipment Notes.
     If any Equipment Note shall become mutilated, destroyed, lost or stolen, the Issuer shall issue, upon the written request of the Holder thereof and presentation of the Equipment Note or satisfactory evidence of destruction, loss or theft thereof to the Indenture Trustee or Note Registrar, and the Indenture Trustee shall authenticate and the Indenture Trustee or Note Registrar shall deliver in exchange therefor or in replacement thereof, a new Equipment Note, payable to such Holder in the same principal amount, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the date of its authentication. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Indenture Trustee or a Note Registrar and forwarded to the Issuer by the Indenture Trustee or such Note Registrar. If the Equipment Note being replaced has been destroyed, lost or stolen, the Holder thereof shall furnish to the Issuer, the Indenture Trustee or a Note Registrar (i) such security or indemnity as may be required by them to save the Issuer, the Indenture Trustee and such Note Registrar harmless and (ii) evidence satisfactory to the Issuer, the Indenture Trustee and such Note Registrar of the destruction, loss or theft of such Equipment Note and of the ownership thereof. The Noteholder will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Indenture Trustee and any Note Registrar) connected therewith.
     Section 2.09 Payments of Transfer Taxes.
     Upon the transfer of any Equipment Note or Equipment Notes pursuant to Section 2.07 hereof, the Issuer or the Indenture Trustee may require from the party requesting such new Equipment Note or Equipment Notes payment of a sum to reimburse the Issuer or the Indenture Trustee for, or to provide funds for the payment of, any transfer tax or similar governmental charge payable in connection therewith.
     Section 2.10 Book-Entry Registration.
          (a) Upon the issuance of any Book-Entry Notes, DTC or its custodian will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual beneficial interests represented by such Book-Entry Notes to the accounts of a Direct Participant. Ownership of beneficial interests in a Book-Entry Note will be limited to DTC Participants or Persons who hold interests through DTC Participants. Ownership of beneficial interests in the Book-Entry Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of Persons other than DTC Participants).

          (b) So long as DTC, or its nominee, is the registered owner or holder of a Book-Entry Note, DTC or such nominee, as the case may be, will be considered the sole owner or Noteholder represented by such Book-Entry Note for all purposes under this Indenture, and the Book-Entry Notes. Unless (a) DTC notifies the Issuer that it is unwilling or unable to continue as depository for a Book-Entry Note, (b) the Issuer elects to terminate the book-entry system for the Book-Entry Notes, or (c) an Event of Default has occurred and the Indenture Trustee acting at the Direction of a Requisite Majority certifies that continuation of a book-entry system through DTC (or a successor) for the Equipment Notes is no longer in the best interests of the Noteholders, owners of beneficial interests in a Book-Entry Note will not be entitled to have any portion of such Book-Entry Note registered in their names, will not receive or be entitled to receive physical delivery of Equipment Notes in definitive form and will not be considered to be the owners or Noteholders under this Indenture or the Book-Entry Notes. In addition, no beneficial owner of an interest in a Book-Entry Note will be able to transfer that interest except in accordance with DTC’s applicable procedures (and in addition, if applicable, those of Clearstream and Euroclear).
          (c) Investors may hold their interest in a Regulation S Book-Entry Note through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the Exchange Date, investors also may hold such interests through organizations other than Clearstream and Euroclear that are DTC Participants. Clearstream and Euroclear will hold interests in a Regulation S Book-Entry Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which in turn will hold such interests in a Regulation S Book-Entry Note in customers’ accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will initially act as depositary for Clearstream and Morgan Guaranty Trust Company of New York, Brussels Office, will initially act as depositary for Euroclear. Investors may hold their interests in a 144A Book-Entry Note directly through DTC, if they are DTC Participants, or indirectly through organizations that are DTC Participants.
          (d) All payments of principal and interest will be made by the Paying Agent on behalf of the Issuer in immediately available funds or the equivalent, so long as DTC continues to make its Same-Day Funds Settlement System available to the Issuer.
     None of the Issuer, the Note Registrar, the Paying Agent or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such registration instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Persons in whose name the Definitive Notes are registered in the Register as Noteholders hereunder. Neither the Issuer nor the Indenture Trustee shall be liable if the Indenture Trustee or the Issuer is unable to locate a qualified successor Noteholder.
     Definitive Notes will be transferable and exchangeable for Definitive Notes at the office of the Indenture Trustee or the office of a Note Registrar upon compliance with the requirements set forth herein. In the case of a transfer of only part of a holding of Definitive Notes, a new Definitive Note shall be issued to the transferee in respect of the part transferred and a new Definitive Note in respect of the balance of the holding not transferred shall be issued to the transferor and may be obtained at the office of the applicable Note Registrar.

          (e) Any beneficial interest in one of the Book-Entry Notes as to the Equipment Notes that is transferred to a Person who takes delivery in the form of an interest in another Book-Entry Note will, upon transfer, cease to be an interest in such Book-Entry Note and become an interest in such other Book-Entry Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Book-Entry Note for as long as it remains such an interest.
          (f) Any Definitive Note delivered in exchange for an interest in a 144A Book-Entry Note pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.11, bear the Private Placement Legend applicable to a 144A Book-Entry Note set forth in Section 2.02 hereof.
          (g) Any Definitive Note delivered in exchange for an interest in a Unrestricted Book-Entry Note pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.11, bear the Private Placement Legend applicable to a Unrestricted Book-Entry Note set forth in Section 2.02 hereof.
     Section 2.11 Special Transfer Provisions.
          (a) Transfers to Non-QIB InstitutionalAccredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Equipment Note (other than a Regulation S Temporary Book-Entry Note) or any interest therein to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):
          (i) The Note Registrar shall register the transfer of any Equipment Note, whether or not such Equipment Note bears the Private Placement Legend, if the proposed transferee has delivered to the Note Registrar (A) a certificate substantially in the form of Exhibit C hereto and (B) an Opinion of Counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act.
          (ii) If the proposed transferor is a Direct Participant holding a beneficial interest in the 144A Book-Entry Note, upon receipt by the Note Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the DTC’s and the Note Registrar’s procedures, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the 144A Book-Entry Note in an amount equal to the principal amount of the beneficial interest in the 144A Book-Entry Note to be transferred, and the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.
          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an interest in a 144A Book-Entry Note or a Definitive Note issued in exchange for an interest in such 144A Book-Entry Note in accordance with Section 2.11(b) hereof to a QIB (excluding Non-U.S. Persons):
          (i) If the Equipment Note to be transferred consists of (x) Definitive Notes, the Note Registrar shall register the transfer if such transfer is being made by a proposed transferor who delivers a certificate in the form of Exhibit B-8 hereto to the

Issuer and the Note Registrar, or has otherwise advised the Issuer and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Equipment Note stating, or has otherwise advised the Issuer and the Note Registrar in writing, that it is purchasing the Equipment Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, are aware that the sale to it is being made in reliance on Rule 144A and acknowledge that they have received such information regarding the Issuer as they have requested pursuant to Rule 144A or have determined not to request such information and that they are aware that the transferor is relying upon their foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in a 144A Book-Entry Note, the transfer of such interest may be effected only through the book-entry system maintained by the DTC.
          (ii) If the proposed transferee is a Direct Participant, and the Equipment Note to be transferred is a Definitive Note, upon receipt by the Note Registrar of the documents referred to in clause (i) and instructions given in accordance with the DTC’s and the Note Registrar’s procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the 144A Book-Entry Note in an amount equal to the principal amount at maturity of the Definitive Note to be transferred, and the Indenture Trustee shall cancel the Definitive Note so transferred.
          (c) Transfers of Interests in a Regulation S Temporary Book-Entry Note. The following provisions shall apply with respect to registration of any proposed transfer of interests in a Regulation S Temporary Book-Entry Note:
          (i) The Note Registrar shall register the transfer of any interest in a Regulation S Temporary Book-Entry Note (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Note Registrar a certificate substantially in the form of Exhibit B-7 hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of such Equipment Note stating, or has otherwise advised the Issuer and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Equipment Note stating, or has otherwise advised the Issuer and the Note Registrar in writing, that it is purchasing such Equipment Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, are aware that the sale to them is being made in reliance on Rule 144A and acknowledge that they have received such information regarding the Issuer as they have requested pursuant to Rule 144A or have determined not to request such information and that they are aware that the transferor is relying upon their foregoing representations in order to claim the exemption from registration provided by Rule 144A.
          (ii) If the proposed transferee is a Direct Participant that provides the documents referred to in clause (i)(y) above, upon receipt by the Note Registrar of such documents and instructions given in accordance with DTC’s and the Note Registrar’s procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the 144A Book-Entry Note, in an amount equal to the principal amount of the Regulation S Temporary Book-Entry Note to be transferred, and the Indenture Trustee shall decrease the amount of the Regulation S Temporary Book-Entry Note.
          (d) Transfers of Interests in an Unrestricted Book-Entry Note. The Note Registrar shall register any transfer of interests in an Unrestricted Book-Entry Note, or a Definitive Note issued in exchange for an interest in a Regulation S Temporary Book-Entry Note or Unrestricted Book-Entry Note in accordance with Section 2.11(b) hereof, to U.S. Persons in accordance with Section 2.07, or to Non-U.S. Persons in accordance with the applicable procedures of Euroclear or Clearstream and their respective participants.
          (e) Transfers to Non-U.S. Persons at any Time. With respect to any transfer of an Equipment Note to a Non-U.S. Person. prior to the applicable Exchange Date, the Note Registrar shall register any proposed transfer of a Regulation S Temporary Book-Entry Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit B-7 hereto from the proposed transferor.
          (f) ERISA Transfer Restrictions. Each purchaser and subsequent transferee of any Equipment Note will be deemed to have represented and warranted either that (i) it is not an employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to the provisions of Title I of ERISA, a plan as covered by Section 4975 of the Code, or an entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or other plan’s investment in such entity, or (ii) its purchase and holding of the Equipment Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, non-U.S. or church plan, any substantially similar federal, state, local or other law).
          (g) [Reserved].
          (h) General. By its acceptance of any Equipment Note bearing the Private Placement Legend, each Holder of such Equipment Note acknowledges the restrictions on transfer of such Equipment Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Equipment Note only as provided in this Indenture. The Note Registrar shall not register a transfer of any Equipment Note unless such transfer complies with the restrictions on transfer of such Equipment Note set forth in this Indenture. In connection with any transfer of Equipment Notes, each Holder agrees by its acceptance of its Equipment Notes to furnish the Indenture Trustee the certifications and legal opinions described herein to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Indenture Trustee shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such legal opinions.
          (i) Issuer Group Member Limitations. Notwithstanding any other provision herein, no Equipment Note shall be transferred to any Issuer Group Member unless (i) the transferor thereof transfers such Equipment Notes to an Issuer Group Member in an arm’s length transaction, (ii) the transferor thereof is not an Issuer Group Member, (iii) such transfer is made solely for the purpose of retiring such Equipment Notes and (iv) the Issuer delivers to the Indenture Trustee, prior to the effectiveness of such transfer, an Officer’s Certificate of the Issuer pursuant to which the Issuer covenants and agrees that it will or will cause such transferred Equipment Notes to be retired within 30 days of such transfer. Notwithstanding any other provisions of this Indenture to the contrary, no Issuer Group Member shall be entitled to receive any interest on any Equipment Notes held by it.
     Section 2.12 Temporary Definitive Notes.
     Pending the preparation of Definitive Notes, the Issuer may execute and the Indenture Trustee may authenticate and deliver temporary Definitive Notes which are printed, lithographed, typewritten or otherwise produced, in any denomination, containing substantially the same terms and provisions as are set forth in the applicable exhibit hereto, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the Authorized Representative of the Issuer executing such temporary Definitive Notes may determine, as evidenced by his execution of such temporary Definitive Notes.
     If temporary Definitive Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Definitive Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Definitive Notes at the Corporate Trust Office of the Indenture Trustee, without charge to the Holder thereof. Upon surrender for cancellation of any one or more temporary Definitive Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor Definitive Notes, in authorized denominations and in the same aggregate principal amounts. Until so exchanged, such temporary Definitive Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.
     Section 2.13 Statements to Noteholders.
          (a) With respect to each Collection Period, the Issuer shall, not later than the last Business Day before the Payment Date immediately following the last day of such Collection Period, cause the Administrator to deliver to the Indenture Trustee, and the Indenture Trustee shall (or shall instruct any Paying Agent to) promptly thereafter (but not later than such Payment Date) distribute to the Rating Agencies, and to each Holder of record with respect to such Payment Date, a report, substantially in the form attached as Exhibit D-1 hereto prepared by the Administrator or Manager and setting forth the information described therein (each, a “ Monthly Report ”). The Issuer shall cause the Administrator or Manager to deliver to the Indenture Trustee with the Monthly Report for each June, and the Indenture Trustee shall (or shall instruct any Paying Agent to) distribute with the Monthly Report for each June to the Persons described in the first sentence in this Section 2.13(a), a report, substantially in the form attached as Exhibit D-2 hereto prepared by the Administrator or Manager and setting forth the information described therein (each, an “ Annual Report ”). The Indenture Trustee shall deliver, promptly upon written request, a copy of each Monthly Report and Annual Report to any Holder or other Secured Party and, at the written request of any Holder, to any prospective purchaser of any Equipment Notes from such Holder. If the Equipment Notes are then listed on any stock exchange, the Indenture Trustee also shall provide a copy of each Monthly Report and each Annual Report to the applicable listing agent on behalf of such stock exchange.
          (b) After the end of each calendar year but not later than the latest date permitted by law, the Administrator or Manager shall deliver to the Indenture Trustee, and the Indenture Trustee shall (or shall instruct any Paying Agent to) furnish to each Person who at any time during such calendar year was a Noteholder of record of any Equipment Notes, a statement (for example, a Form 1099 or any other means required by law) prepared by the Administrator or Manager containing the sum of the amounts determined pursuant to Exhibit D-1 hereto with respect to the Equipment Notes for such calendar year or, in the event such Person was a Noteholder of record during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Administrator or Manager and which a Noteholder shall reasonably request as necessary for the purpose of such Noteholder’s preparation of its U.S. federal income or other tax returns. So long as any of the Equipment Notes are registered in the name of DTC or its nominee, such report and such other items will be prepared on the basis of such information supplied to the Administrator by DTC and the Direct Participants, and will be delivered by the Indenture Trustee, when received from the Administrator or Manager, to DTC for transfer to the applicable beneficial owners in the manner described above. In the event that any such information has been provided by any Paying Agent directly to such Person through other tax-related reports or otherwise, the Indenture Trustee in its capacity as Paying Agent shall not be obligated to comply with such request for information.
          (c) At such time, if any, as the Equipment Notes are issued in the form of Definitive Notes, the Indenture Trustee shall prepare and deliver the information described in Section 2.13(b) to each Holder of record of a Definitive Note for the period of its ownership of such Definitive Note as the same appears on the records of the Indenture Trustee.
          (d) Following each Payment Date and any other date specified herein for distribution of any payments with respect to the Equipment Notes and prior to a Redemption, the Indenture Trustee shall cause notice thereof to be given (i) by publication in such English language newspaper or newspapers as the Indenture Trustee shall approve having a general circulation in Europe, (ii) by either of (a) the information contained in such notice appearing on the relevant page of the Reuters Screen or such other medium for the electronic display of data as may be approved by the Indenture Trustee and notified to Noteholders or (b) publication in the Financial Times and The Wall Street Journal (National Edition) or, if either newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the Indenture Trustee shall approve having a general circulation in Europe and the United States and (iii) until such time as any Definitive Notes are issued and, so long as the Equipment Notes are registered with DTC, Euroclear and/or Clearstream, delivery of the relevant notice to DTC, Euroclear and/or Clearstream for communication by them to Noteholders of the Equipment Notes. Notwithstanding the above, any notice to the Noteholders of the Equipment Notes specifying any principal payment or any payment of premium, if any, shall be validly given by delivery of the relevant notice to DTC, Euroclear and/or Clearstream for communication by them to such Noteholders, without the need for publication in the in an English language newspaper described in clause (i) of the preceding sentence. If the Equipment Notes are listed on a stock exchange, notice specifying a Redemption of principal of any Equipment Notes must be published in a daily newspaper of general circulation in the jurisdiction in which such stock exchange is located for so long as the Equipment Notes are listed on such stock exchange. Any such notice shall be deemed to have been given on the first day on which any of such conditions shall have been met.
          (e) The Indenture Trustee shall be at liberty to sanction some other method of giving notice to the Noteholders if, in its opinion, such other method is reasonable, having regard to the number and identity of the Noteholders and/or to market practice then prevailing, is in the best interests of the Noteholders and will comply with the rules of any stock exchange on which the Equipment Notes are listed as confirmed by the listing agent for such stock exchange or such other stock exchange (if any) on which the Equipment Notes are then listed, and any such notice shall be deemed to have been given on such date as the Indenture Trustee may approve the same; provided that notice of such method is given to the Noteholders in such manner as the Indenture Trustee shall require.
     Section 2.14 CUSIP, CINS AND ISIN Numbers.
     The Issuer in issuing the Equipment Notes may use “CUSIP”, “CINS”, “ISIN” or other identification numbers (if then generally in use), and if so, the Indenture Trustee shall use CUSIP numbers, CINS numbers, ISIN numbers or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Equipment Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Equipment Notes; provided further , that failure to use “CUSIP”, “CINS”, “ISIN” or other identification numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.
     Section 2.15 Debt Treatment of Equipment Notes. The parties hereto agree, and the holders of the Equipment Notes and interests therein, by their purchase thereof shall be deemed to have agreed, to treat the Equipment Notes as debt for U.S. federal income tax purposes.
ARTICLE III
INDENTURE ACCOUNTS; PRIORITY OF PAYMENTS
     Section 3.01 Establishment of Indenture Accounts; Investments.
          (a) Indenture Accounts. The Administrator, on behalf and at the direction of the Issuer, will establish with the Indenture Trustee on or before the Closing Date and maintain all of the following accounts: (i) a collections account (the “ Collections Account ”), (ii) a railcar replacement account (the “ Mandatory Replacement Account ”), (iii) an optional reinvestment account (the “ Optional Reinvestment Account ”), (iv) an expense account (the “ Expense Account ”), (v) a liquidity reserve account (the “ Liquidity Reserve Account ”), and (vi) for the purpose of facilitating the Indenture Trustee’s payments to the Noteholders from funds available therefor, the Equipment Note Account. From time to time thereafter, the Administrator, on behalf and at the direction of the Issuer, will establish with the Indenture Trustee such other

Indenture Accounts as may be authorized or required by this Indenture and the other Operative Agreements.
          (b) All Indenture Accounts to be established on or prior to the Closing Date shall be in the names and bear the account numbers set forth on Schedule 1 hereto. All amounts from time to time held in each Indenture Account shall be held (a) in the name of the Indenture Trustee, for the benefit of the Secured Parties, and (b) in the custody and under the “Control” (as such term is defined in the UCC) of the Indenture Trustee, for the purposes and on the terms set forth in this Indenture, and all such amounts shall constitute a part of the Collateral and shall not constitute payment of any Secured Obligation or any other obligation of the Issuer until applied as hereinafter provided.
          (c) Withdrawals and Transfers. The Indenture Trustee shall have sole dominion and control over the Indenture Accounts (including, inter alia , the sole power to direct withdrawals or transfers from the Indenture Accounts), and the Issuer shall have no right to withdraw, or to cause the withdrawal of funds or other investments held in the Indenture Accounts or to direct the investment of such funds or the liquidation of any Permitted Investments, in each case other than as expressly provided herein.
          (d) Investments. For so long as any Equipment Notes remain Outstanding, the Indenture Trustee, at the written direction of the Administrator, shall invest and reinvest the funds on deposit in the Indenture Accounts (other than the Equipment Note Account, which shall not be invested) in Permitted Investments; provided , however , that if an Event of Default has occurred and is continuing, the Administrator shall have no right to direct such reinvestment and the Indenture Trustee shall invest such amount in Indenture Investments from the time of receipt thereof until such time as such amounts are required to be distributed pursuant to the terms of this Indenture. In the absence of written direction delivered to the Indenture Trustee from the Administrator, the Indenture Trustee shall invest any funds in Permitted Investments described in clause (f) of the definition thereof. The Indenture Trustee shall make such investments and reinvestments in accordance with the terms of the following provisions:
          (i) the Permitted Investments shall have maturities and other terms such that sufficient funds shall be available to make required payments pursuant to this Indenture on the Business Day immediately preceding the first Payment Date after which such investment is made, in the case of investments of funds on deposit in the Collections Account; and
          (ii) if any funds to be invested are not received in the Indenture Accounts by noon, New York City time, on any Business Day, such funds shall, if possible, be invested in overnight Permitted Investments.
          (e) Earnings. Earnings on investments of funds in the Indenture Accounts shall be deposited in the Collections Account when received and credited as Collections for the Collection Period when so received.
          (f) WTC as Securities Intermediary; Control.

          (i) WTC shall act as the “securities intermediary” (within the meaning of the UCC) in respect of all securities and other property credited to the Indenture Accounts.
          (ii) WTC as securities intermediary agrees with the parties hereto that each Indenture Account shall be an account to which financial assets (within the meaning of the UCC) may be credited and undertake to treat the Indenture Trustee as entitled to exercise rights that comprise such financial assets. WTC as securities intermediary agrees with the parties hereto that each item of property credited to each Indenture Account shall be treated as such a financial asset. WTC as securities intermediary acknowledges that the “securities intermediary’s jurisdiction” as defined in the UCC with respect to the Collateral, shall be the State of New York. WTC as securities intermediary represents and covenants that it is not and will not be (as long as it is acting as securities intermediary hereunder) a party to any agreement in respect of the Collateral that is inconsistent with the provisions of this Indenture. WTC as securities intermediary agrees that any item of property credited to any Indenture Account shall not be subject to any security interest, lien, or right of setoff in favor of the securities intermediary or anyone claiming through the securities intermediary (other than the Indenture Trustee).
          (iii) It is the intent of the Indenture Trustee and the Issuer that each Indenture Account shall be a securities account of the Indenture Trustee and not an account of the Issuer. Nonetheless, WTC as securities intermediary agrees that it will comply with entitlement orders originated by the Indenture Trustee without further consent by the Issuer. WTC as securities intermediary hereby further covenants that it will not agree with any person or entity (other than the Indenture Trustee) that it will comply with entitlement orders originated by such person or entity.
          (iv) Nothing herein shall imply or impose upon WTC as securities intermediary any duty or obligations other than those expressly set forth herein and those applicable to a securities intermediary under the UCC (and WTC as securities intermediary hereunder shall be entitled to all of the protections available to a securities intermediary under the UCC). Without limiting the foregoing, nothing herein shall imply or impose upon WTC as securities intermediary any duties of a fiduciary nature (but not in limitation of any such duties of the Indenture Trustee hereunder).
          (v) WTC as securities intermediary hereby represents and warrants and agrees with the Issuer and for the benefit of the Indenture Trustee as follows:
          (A) With respect to Permitted Investments and Indenture Investments that are book entry securities, such Permitted Investments and Indenture Investments have been credited to the Indenture Trustee’s securities account by accurate book entry.
          (B) The securities intermediary shall not accept entitlement orders from any other person except as authorized by the Indenture Trustee.

          (C) To the extent determined by the actions of WTC as securities intermediary, the Indenture Trustee shall at all times have “control” (as defined in Section 8-106 of the UCC) over the securities account and the Permitted Investments and Indenture Investments that are book entry securities.
          (D) WTC as securities intermediary has received no notice of, and has no knowledge of any “adverse claim” (as such term is defined in the UCC) as to the Collateral.
          (E) WTC as securities intermediary waives any lien, claim or encumbrance in favor of the securities intermediary in the Collateral.
          (F) WTC as securities intermediary is a “securities intermediary” as such term is defined in Section 8-102(a)(14) of the UCC and in the ordinary course of its business maintains “securities accounts” for others, as such terms are used in Section 8-501 of the UCC and as securities intermediary will be acting in such capacity hereunder.
          (G) WTC as securities intermediary is not a “clearing corporation,” as such term is defined in Section 8-102(a)(5) of the UCC.
          (vi) Each of the Issuer and the Indenture Trustee hereby agrees and acknowledges that WTC as securities intermediary, for the benefit of the Indenture Trustee and the Secured Parties, shall have “control” over each Indenture Account under and for purposes of Section 9-104(a)(1) of the UCC.
          (g) Investment Disclosure. The Issuer and the Noteholders, by their acceptance of the Equipment Notes or their interests therein, acknowledge that shares or investments in Permitted Investments or Indenture Investments are not obligations of Wilmington Trust Company, or any parent or affiliate of Wilmington Trust Company, are not deposits and are not insured by the FDIC. The Indenture Trustee or its affiliate may be compensated by mutual funds or other investments comprising Permitted Investments or Indenture Investments for services rendered in its capacity as investment advisor, or other service provider, and such compensation is both described in detail in the prospectuses for such funds or investments, and is in addition to the compensation, if any, paid to Wilmington Trust Company in its capacity as Indenture Trustee hereunder. The Issuer and Noteholders agree that the Indenture Trustee shall not be responsible for any losses or diminution in the value of the Indenture Accounts occurring as a result of the investment of funds in the Indenture Accounts in accordance with the terms hereof.
     Section 3.02 Collections Account.
          (a) Pursuant to and in accordance with the terms of the Account Administration Agreement, the Account Collateral Agent is to, upon receipt thereof, deposit in the Customer Payment Account the Collections received by it. Pursuant to and subject to the terms of the Account Administration Agreement, on each Business Day all amounts constituting Collections on deposit in the Customer Payment Account are to be transferred by the Account Collateral Agent to the Collections Account.

          (b) The Indenture Trustee shall, upon receipt thereof, deposit in the Collections Account all Collections and all other payments received by it in connection with the Portfolio.
          (c) Additional funds may be deposited into the Collections Account from the Liquidity Reserve Account in accordance with Section 3.04, the Optional Reinvestment Account in accordance with Section 3.05 and the Mandatory Replacement Account in accordance with Section 3.09.
          (d) All or any portion of any Net Disposition Proceeds from an Involuntary Railcar Disposition received in the Collections Account may be transferred to the Optional Reinvestment Account, to the extent that the Issuer elects to reinvest all or a portion of such Net Disposition Proceeds in a Replacement Exchange in accordance with Section 3.09 hereof. All of the transfers of funds described in this Section 3.02 will be made prior to the distribution of the Available Collections Amount pursuant to Section 3.11.
     Section 3.03 Withdrawal upon an Event of Default.
     After the occurrence of and during the continuance of an Event of Default, at the Direction of the Requisite Majority, the Indenture Trustee shall withdraw any or all funds then on deposit in any of the Indenture Accounts (other than the Equipment Note Account) and transfer such funds to the Collections Account for application on the next upcoming Payment Date in accordance with the Flow of Funds.
     Section 3.04 Liquidity Reserve Account.
          (a) On the Closing Date, the Issuer shall deposit (or cause to be deposited) in the Liquidity Reserve Account, cash in an amount equal to the Liquidity Reserve Target Amount as of the Closing Date out of the Net Proceeds of the issuance of the Equipment Notes received on the Closing Date and/or from funds contributed by the Member to the Issuer as equity on or prior to such date.
          (b) On each Payment Date on which the Available Collections Amount is to be distributed pursuant to the Flow of Funds, if the Balance in the Liquidity Reserve Account is less than the Liquidity Reserve Target Amount as of such Payment Date, the Indenture Trustee shall, in accordance with the Payment Date Schedule delivered pursuant to Section 3.10(e) hereof, deposit funds into the Liquidity Reserve Account in order to restore the Balance therein to the Liquidity Reserve Target Amount as of such Payment Date, to the extent of the Available Collections Amount as provided in the Flow of Funds.
          (c) For each Payment Date on which there will be a Stated Interest Shortfall (as defined in Section 3.10(d)(i)) in respect of the Equipment Notes, the Indenture Trustee shall, in accordance with the Payment Date Schedule delivered pursuant to Section 3.10(e) hereof, withdraw from the Liquidity Reserve Account and deposit in the Collections Account, for allocation as part of Available Collections on the related Payment Date, an amount equal to the lesser of (i) the aggregate amount of such Stated Interest Shortfall for the Equipment Notes and (ii) the Balance in the Liquidity Reserve Account. The excess of the Stated Interest Shortfall over the Balance so allocated that remains available to pay Stated Interest after allocation of the

Available Collections Amount to items senior to Stated Interest in the Flow of Funds shall be the “Net Stated Interest Shortfall ” for the Equipment Notes and shall be added to the Stated Interest Amount for the next succeeding Payment Date.
          (d) On each Payment Date on which the Available Collections Amount is to be distributed pursuant to the Flow of Funds, before making any distributions pursuant thereto, the Indenture Trustee, in accordance with the Payment Date Schedule delivered pursuant to Section 3.10(e) hereof, shall deposit in the Collections Account the excess, if any, of (A) the Balance in the Liquidity Reserve Account (after giving effect to any withdrawals therefrom to be made on such Payment Date pursuant to Section 3.04(c)) over (B) the Liquidity Reserve Target Amount (determined after giving effect to any payments of principal on Equipment Notes to be made on such Payment Date).
          (e) On the Final Maturity Date, the Balance in the Liquidity Reserve Account (after giving effect to any withdrawals therefrom on such date pursuant to Section 3.04(c)) shall be deposited into the Collections Account for allocation pursuant to the Flow of Funds.
          (f) The Issuer may attempt to procure a reduction in the amount of the Liquidity Reserve Target Amount from time to time, subject to obtaining a Rating Agency Confirmation and receiving the prior written consent of the Indenture Trustee (to be given only at the Direction of the Requisite Majority), following which the Liquidity Reserve Target Amount shall be the amount as so reduced.
     Section 3.05 Optional Reinvestment Account.
          (a) The Issuer may elect, by notice to the Indenture Trustee in writing, not later than the last Business Day preceding the later of the date of any Involuntary Railcar Disposition or Purchase Option Disposition and the date on which the Net Disposition Proceeds therefrom are received, to deposit all or a portion of the Net Disposition Proceeds realized from such Involuntary Railcar Disposition or Purchase Option Disposition, whether or not initially deposited in the Collections Account, into the Optional Reinvestment Account. The Indenture Trustee shall deposit in the Collections Account all or any portion of the Net Disposition Proceeds realized from any Involuntary Railcar Disposition or Purchase Option Disposition as to which the direction described in the preceding sentence is not received by the end of the last Business Day preceding the later of the date of any such Involuntary Railcar Disposition or Purchase Option Disposition and the date on which such Net Disposition Proceeds are received.
          (b) The Issuer may elect to apply the Net Disposition Proceeds from an Involuntary Railcar Disposition or Purchase Option Disposition deposited in the Optional Reinvestment Account pursuant to Section 3.05(a) in a Permitted Railcar Acquisition any time during the related Replacement Period. On each Delivery Date during the Replacement Period on which the Issuer acquires an Additional Railcar from a Seller in a Permitted Railcar Acquisition, the Indenture Trustee, at the written direction of the Manager accompanied by a written statement of the Manager that all of the conditions for payment of the Purchase Price for such Additional Railcar specified in the Asset Transfer Agreement have been satisfied, and that the requirements of Section 5.03(b) or 5.03(c), as applicable, have been satisfied, will transfer funds in an amount equal to the Purchase Price for such Additional Railcar from the Optional Reinvestment Account to the applicable Seller.
          (c) The Indenture Trustee, without further direction from the Manager or the Administrator, shall transfer any amounts in the Optional Reinvestment Account at the end of the Replacement Period applicable to the Involuntary Railcar Disposition or Purchase Option Disposition to the Collections Account on the next Business Day after the end of such Replacement Period (or, if notified by the Manager in writing prior to such date that the Issuer no longer intends to effect a related Permitted Railcar Acquisition with such funds or only intends to apply a portion of such funds for such purpose, then the Indenture Trustee shall, as directed in such written notice, transfer the amount of such funds not intended to be so used to the Collections Account as promptly as practicable following receipt of such written notice). All amounts so transferred to the Collections Account may not be withdrawn therefrom pursuant to Section 3.09(a) or otherwise, except for distribution in accordance with the Flow of Funds.
     Section 3.06 Expense Account.
          (a) On the Closing Date, the Administrator shall direct the Indenture Trustee in writing to (i) pay to such Persons as shall be specified by the Administrator such Issuance Expenses as shall be due and payable in connection with the issuance and sale of the Equipment Notes on the Closing Date, and (ii) transfer to the Expense Account the Required Expense Deposit, in each case out of the Net Proceeds of the Equipment Notes issued on the Closing Date or the proceeds of a capital contribution by the Member to the Issuer or from any combination thereof.
          (b) On each Payment Date, the Administrator will, in accordance with the priority of payments set forth in the Flow of Funds, direct the Indenture Trustee, in writing, to pay any Operating Expenses that are due and payable on such Payment Date and to transfer to the Expense Account funds in an amount equal to the Required Expense Deposit.
          (c) On any Business Day between Payment Dates, the Administrator may direct the Indenture Trustee, in writing, to withdraw funds from the Expense Account in order to pay any Operating Expenses that the Administrator certifies in such writing are an Operating Expense then due and payable.
          (d) On the Final Maturity Date, after payment of all Operating Expenses due on such Final Maturity Date, the Indenture Trustee shall transfer the Balance in the Expense Account to the Collections Account for distribution in accordance with the Flow of Funds.
     Section 3.07 Equipment Note Account.
          (a) Upon the issuance of the Equipment Notes on the Closing Date, the Indenture Trustee shall establish the Equipment Note Account for the Equipment Notes.
          (b) On each Payment Date, amounts will be deposited into the Equipment Note Account in accordance with Section 3.08 and Section 3.11 hereof.

          (c) All amounts transferred to the Equipment Note Account in accordance with Section 3.08 and Section 3.11 hereof shall be used by the Indenture Trustee for the payment of the Equipment Notes in accordance with their terms.
     Section 3.08 Redemption/Defeasance Account.
          (a) Upon the sending of a Redemption Notice in respect of the Equipment Notes, or an election by the Issuer to effect a legal defeasance or covenant defeasance of the Equipment Notes pursuant to Article XII hereof, the Indenture Trustee will establish a Redemption/Defeasance Account to retain the proceeds to be used in order to redeem or defease the Equipment Notes.
          (b) Amounts shall be deposited into any Redemption/Defeasance Account in accordance with Sections 3.12 and 3.13 hereof.
          (c) On each Redemption Date, the Administrator, on behalf of the Indenture Trustee, shall transfer a portion of the proceeds of any Redemption of the Equipment Notes equal to the Redemption Price of the Equipment Notes from the Redemption/Defeasance Account, established in respect of such Redemption to the Equipment Note Account in accordance with Sections 3.12 and 3.13 hereof and transfer the balance of such proceeds to the Expense Account.
          (d) On each Payment Date, in respect of Equipment Notes that are the subject of a legal defeasance or covenant defeasance, the Administrator, on behalf of the Indenture Trustee, shall transfer from the Redemption/Defeasance Account to the Holders of such Equipment Notes the payments of principal and interest due on such Equipment Notes in accordance with the terms of such defeasance.
     Section 3.09 Mandatory Replacement Account.
          (a) The Issuer will direct the Manager or Administrator to cause the deposit of all Net Disposition Proceeds realized from a Permitted Discretionary Sale, whether or not initially deposited into the Collections Account, into the Mandatory Replacement Account.
          (b) The Issuer shall use all commercially reasonable efforts to use the funds deposited in the Mandatory Replacement Account to purchase Additional Railcars from Sellers in Permitted Railcar Acquisitions during the applicable Replacement Periods with respect to the Net Disposition Proceeds constituting such funds. The Indenture Trustee, at the written direction of the Manager or Administrator accompanied by a written statement of the Manager or Administrator on behalf of the Issuer that all of the conditions for payment of the Purchase Price for such Additional Railcar specified in the Asset Transfer Agreement have been satisfied and that the applicable requirements of Section 5.03 have been satisfied, will transfer funds in an amount equal to the Purchase Price for such Additional Railcar to the applicable Seller.
          (c) The Indenture Trustee, without further direction from the Manager or the Administrator, shall transfer any amounts in the Mandatory Replacement Account at the end of the Replacement Period applicable to the Permitted Discretionary Sale to the Collections Account on the next Business Day after the end of such Replacement Period. All amounts so transferred to the Collections Account may not be withdrawn therefrom pursuant to Section 3.09(a) or otherwise, except for distribution in accordance with the Flow of Funds.
     Section 3.10 Calculations.
          (a) As soon as reasonably practicable after each Determination Date, but in no event later than 12:00 noon (New York City time) on the third Business Day prior to the immediately succeeding Payment Date, the Issuer shall cause the Administrator, based on information known to it or Relevant Information provided to it, to determine the amount of Collections received during the Collection Period ending immediately prior to such Determination Date (including the amount of any investment earnings on the Balances in the Collections Account, if any, as of such Determination Date) and shall calculate the following amounts:
          (i) (A) the Balances in each of the Indenture Accounts on such Determination Date, and (B) the amount of investment earnings (net of losses and investment expenses), if any, on investments of funds on deposit therein during such Collection Period;
          (ii) (A) the Required Expense Amount for such Payment Date and (B) the excess, if any, of the Required Expense Reserve for such Payment Date over the Balance in the Expense Account after payment of all Operating Expenses on such Payment Date (the “ Required Expense Deposit ”);
          (iii) the Available Collections Amount for such Payment Date, net of the amounts described in Section 4.02(c)(i) if an Event of Default has occurred and is continuing on such Payment Date;
          (iv) the Stated Interest Shortfall (if any), the amounts (if any) required to be transferred from the Liquidity Reserve Account to the Collections Account in respect thereof pursuant to Section 3.04, and the Net Stated Interest Shortfall (if any);
          (v) all other amounts required to be reported in the Monthly Report and not included on the Payment Date Schedule to be provided pursuant to Section 3.10(e); and
          (vi) any other information, determinations and calculations reasonably required in order to give effect to the terms of this Indenture and the Operative Agreements, including the preparation of the Monthly Report and Annual Report.
provided that, if the Administrator has not received all of the Relevant Information for such Payment Date, the Administrator shall make reasonable assumptions for purposes of the calculations contemplated by this Section 3.10.
     (b) Calculation of Interest Amounts, etc. Not later than 12:00 noon (New York City time) on the third Business Day prior to each Payment Date, the Issuer shall cause the Administrator or the Manager to make the following calculations or determinations with respect to interest amounts due on such Payment Date:

          (i) the Stated Interest Amount for the Equipment Notes; and
          (ii) the Additional Interest Amount, if any.
          (c) Calculation of Principal Payments and Distributions to the Issuer. Not later than 12:00 noon (New York City time) on the third Business Day prior to each Payment Date, the Issuer shall cause the Administrator or the Manager to calculate or determine the following with respect to principal payments on the Equipment Notes due on such Payment Date and the amounts distributable to the Issuer on such Payment Date:
          (i) the Outstanding Principal Balance of the Equipment Notes on such Payment Date immediately prior to any principal payment on such date;
          (ii) the amounts of the principal payments, if any, to be made in respect of the Equipment Notes on such Payment Date, including, the Scheduled Principal Payment Amount for such Payment Date; and
          (iii) the amounts, if any, distributable to the Issuer on such Payment Date.
          (d) Calculation of Payment Date Shortfalls. Not later than 12:00 noon (New York City time) on the third Business Day prior to each Payment Date, the Issuer shall cause the Administrator or the Manager to perform the calculations necessary to determine the following:
          (i) the amount, if any, by which the Stated Interest Amount due in respect of the Equipment Notes on such Payment Date exceeds the Available Collections Amount for such Payment Date remaining after payment in full of all amounts senior thereto in the Flow of Funds but prior to giving effect to any transfer of funds to the Collection Account from the Liquidity Reserve Account pursuant to Section 3.04 (a “ Stated Interest Shortfall ” in respect of the Equipment Notes);
          (ii) the Net Stated Interest Shortfall in respect of the Equipment Notes;
          (iii) the amount, if any, of the Scheduled Principal Payment Amount payable on the Equipment Notes that will not be paid on such Payment Date out of the Available Collections Amount for such Payment Date; and
          (iv) if such Payment Date is the Final Maturity Date, the amount, if any, by which the Outstanding Principal Balance of the Equipment Notes exceeds the Available Collections Amount after payment in full of amounts senior thereto in the Flow of Funds (such remainder, a “ Final Principal Payment Shortfall ”).
          (e) Application of the Available Collections Amount. Not later than 1:00 p.m., New York City time, three Business Days prior to each Payment Date, the Issuer will cause the Administrator (after consultation with the Manager), to prepare and deliver to the Indenture Trustee the Payment Date Schedule setting forth the payments, transfers, deposits and distributions to be made in respect of the Liquidity Reserve Account pursuant to Section 3.04, and in respect of the Available Collections Amount (after giving effect to such Liquidity Reserve Account transfers, if any) pursuant to the Flow of Funds, and setting forth separately, in the case of payments in respect of the Equipment Notes, the amount to be applied on such Payment Date to pay all interest, principal and premium, if any, on the Equipment Notes, all in accordance with Section 3.11. On each Payment Date, the Indenture Trustee, based on the Payment Date Schedule provided by the Administrator for such Payment Date, will make payments, transfers, deposits and distributions in an aggregate amount equal to the Available Collections Amount in accordance with the order of priority set forth in the Flow of Funds. If the Indenture Trustee shall not have received such Payment Date Schedule by the last Business Day preceding any Payment Date, such Payment Date shall be deferred until the next Business Day after such Payment Date Schedule is received by the Indenture Trustee.
          (f) Relevant Information. The Issuer shall cause each Service Provider having Relevant Information in its possession to make such Relevant Information available to the Administrator and the Manager not later than 1:00 p.m., New York City time, at least five Business Days prior to each Payment Date.
     Section 3.11 Payment Date Distributions from the Collections Account.
          (a) Regular Distributions. On each Payment Date, so long as no Event of Default has occurred and is continuing, after the withdrawals and transfers provided for in Section 3.02 have been made, the Available Collections Amount will be applied in the following order of priority, and in each case after the payment of any related Railroad Mileage Credit reimbursements:

(1)
to the payment of the portion of the Required Expense Amount described in clause (i) of the definition thereof to the applicable payees, and to the Expense Account an amount equal to the Required Expense Deposit;

(2)	to the payment to the Service Providers of the Service Provider Fees;

(3)	to the repayment of any outstanding Manager Advances (together with interest thereon as provided in the Management Agreement);

(4)	to the Equipment Note Account for further payment by the Indenture Trustee to the Noteholders, the Stated Interest Amount;

(5)	to the Liquidity Reserve Account in an amount equal to the positive difference (if any) between (i) the Liquidity Reserve Target Amount and (ii) the balance in the Liquidity Reserve Account;

(6)	to the Equipment Note Account for further payment by the Indenture Trustee to the Noteholders, the Scheduled Principal Payment Amount;

(7)	to the Equipment Note Account for further payment by the Indenture Trustee to the Noteholders, the Additional Interest Amount;

(8)	to the Equipment Note Account for further payment by the Indenture Trustee to the Noteholders, the amount of any redemption or early prepayment premium owing to the Holders;

(9)
if an Early Amortization Event shall have occurred and be continuing, to the Equipment Note Account for further payment by the Indenture Trustee to the Noteholders, an amount equal to the then Outstanding Principal Balance of the Equipment Notes;

(10)	to the payment of any indemnities of the Issuer payable to the Purchaser;

(11)	to pay or reimburse the Issuer (or the Manager on its behalf) for costs of Optional Modifications to the extent not paid from any other available source of revenues of the Issuer; and

(12)	to the Issuer, all remaining amounts, which may be distributed to the Member.
          (b) Event of Default Distributions. On each Payment Date, if an Event of Default has occurred and is then continuing, the Available Collections Amount will be applied in the following order or priority, after payment of the amounts described in Section 4.02(c)(i), and in each case after the payment of any related Railroad Mileage Credit reimbursements:

(1)
to the payment of the portion of the Required Expense Amount described in clause (i) of the definition thereof to the applicable payees, and to the Expense Account an amount equal to the Required Expense Deposit;

(2)	to the payment to the Service Providers of the Service Provider Fees;

(3)	to the repayment of any outstanding Manager Advances (together with interest thereon as provided in the Management Agreement);

(4)	to the Equipment Note Account for further payment by the Indenture Trustee to the Noteholders, the Stated Interest Amount;

(5)	to the Equipment Note Account for further payment by the Indenture Trustee to the Noteholders, an amount equal to the then Outstanding Principal Balance of the Equipment Notes;

(6)	to the Equipment Note Account for further payment by the Indenture Trustee to the Noteholders, the Additional Interest Amount;

(7)	to the Equipment Note Account for further payment by the Indenture Trustee to the Noteholders, the amount of any redemption or early prepayment premium owing to the Holders;

(8)	to the payment of indemnities of the Issuer payable to the Purchaser;

(9)	to pay or reimburse the Issuer (or the Manager on its behalf) for costs of Optional Modifications to the extent not paid from any other available source of revenues of the Issuer; and

(10)	to the Issuer, all remaining amounts, which may be distributed to the Member.
          (c) Redemption.
     On any Payment Date on which the Equipment Notes are to be the subject of a Redemption, the Administrator, on behalf of the Indenture Trustee, shall distribute the amounts in the applicable Redemption/Defeasance Account to the Holders of the Equipment Notes as provided in the relevant Redemption Notice.
          (d) Payments by Wire Transfer.
     All payments to be made pursuant to this Section 3.11 to Persons other than Noteholders shall be made through a direct transfer of funds to the applicable Person or Indenture Account. All payments to Noteholders shall be governed by Section 2.05.
     Section 3.12 Voluntary Redemptions.
     If no Event of Default then exists, the Issuer will have the option to prepay, in whole or in part (and if in part, in a minimum amount of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof), the Outstanding Principal Balance of the Equipment Notes in an Optional Redemption; provided, that no Optional Redemption other than in whole shall occur once the 15 th anniversary of the Closing Date has occurred, or if as of the proposed date of any such Optional Redemption, there shall exist any shortfall in the payment of Scheduled Principal Payment Amount determined as of such date. If an Event of Default then exists, the Issuer will have the option to prepay, in whole only, the Outstanding Principal Balance of the Equipment Notes. It is understood that Optional Redemptions do not effect a release of Collateral from the Security Interest of this Indenture, unless resulting in the repayment of all Secured Obligations in full.

     Section 3.13 Procedure for Redemptions.
          (a) Method of Redemption. In the case of any Redemption, the Issuer will deposit, or will cause to be deposited, in the Redemption/Defeasance Account an amount equal to the Redemption Price of the Equipment Notes or portion thereof to be redeemed. Once a Redemption Notice in respect of a Redemption is published, the applicable outstanding principal amount of the Equipment Notes to which such Redemption Notice applies will become due and payable on the Redemption Date stated in such Redemption Notice at its Redemption Price. All Equipment Notes that are redeemed in full will be surrendered to the Indenture Trustee for cancellation and accordingly may not be reissued or resold.
          (b) Deposit of Redemption Amount. On or before any Redemption Date in respect of a Redemption under Section 3.12, the Issuer shall, to the extent an amount equal to the Redemption Price of the Equipment Notes to be redeemed and any transaction expenses as of the Redemption Date is not then held by the Issuer or on deposit in the Redemption/Defeasance Account, deposit or cause to be deposited such amount in the Redemption/Defeasance Account.
          (c) Equipment Notes Payable on Redemption Date. After notice has been given under Section 3.13(d) hereof as to the Redemption Date in respect of any Redemption, the Outstanding Principal Balance of the Equipment Notes to be redeemed on such Redemption Date in the amount identified in such notice shall become due and payable at the Corporate Trust Office of the Indenture Trustee, and from and after such Redemption Date (unless there shall be a default in the payment of the applicable amount to be redeemed) such principal amount shall cease to bear interest. Upon surrender of any Equipment Note for Redemption in accordance with such notice, the Redemption Price of such Equipment Note shall be paid as provided for in Section 3.11(d). If any Equipment Note to be redeemed shall not be so paid, or shall only be paid in part in accordance with the terms of such notice, the remaining Outstanding Principal Balance thereof shall continue to bear interest from the Redemption Date until paid at the interest rate applicable to such Equipment Note.
          (d) Redemption Notice. In respect of any Redemption of the Equipment Notes to be made out of amounts available for such purposes, the Indenture Trustee will give a Redemption Notice to each holder of the Equipment Notes to be redeemed, provided that the Indenture Trustee shall have determined in advance of giving any such Redemption Notice that funds are or will, on the Redemption Date, be available therefor. Such Redemption Notice will be given at least twenty (20) days but not more than sixty (60) days before such Redemption Date. Each Redemption Notice will state (i) the applicable Redemption Date, (ii) if a Redemption in part, the portion of the Outstanding Principal Balance of the Equipment Notes that is to be redeemed (and in respect thereof, the Redemption Price will be distributed to the Holders pro rata in the same manner as partial repayments of principal on the Equipment Notes made pursuant to the Flow of Funds and the Indenture Trustee’s notice shall contain information to that effect), (iii) the Indenture Trustee’s arrangements for making payments due on the Redemption Date, (iv) the Redemption Price of the Equipment Notes to be redeemed, (v) for an Optional Redemption in whole, that the Equipment Notes to be redeemed must be surrendered (which action may be taken by any Holder of the Equipment Notes or its authorized agent) to the Indenture Trustee to collect the Redemption Price on such Equipment Notes and (vi) that, unless the Issuer defaults in the payment of the Redemption Price, if any, interest on the portion of the

Outstanding Principal Balance of the Equipment Notes called for Redemption will cease to accrue on and after the Redemption Date.
     Section 3.14 Adjustments in Targeted Principal Balances.
          (a) Railcar Dispositions. If Net Disposition Proceeds have been included in the Available Collections Amount on any Payment Date, then the Scheduled Targeted Principal Balance of the Equipment Notes for such Payment Date and for all subsequent Payment Dates will be equal to the product of (a) the Scheduled Adjustment Fraction for the Equipment Notes as of each such Payment Date and (b) the Scheduled Targeted Principal Balance of the Equipment Notes for each such Payment Date, as adjusted for Optional Redemptions as provided in Section 3.14(b) below but without giving effect to any previous adjustments made to such Scheduled Targeted Principal Balance pursuant to this Section 3.14(a).
          (b) Optional Redemption. In connection with any Optional Redemption in part, the Scheduled Targeted Principal Balance for the Equipment Notes being redeemed on the applicable Redemption Date shall be reduced on the Redemption Date and each subsequent Payment Date by the product of (i) the Redemption Fraction and (ii) the Scheduled Targeted Principal Balance that existed for the Redemption Date or such subsequent Payment Date, as the case may be, immediately prior to such Optional Redemption.
As used above:
     “Redemption Fraction” means, for the Equipment Notes being subjected to an Optional Redemption, a fraction, the numerator of which is the principal amount of the Equipment Notes that is being prepaid in connection with such Optional Redemption and the denominator of which is the Outstanding Principal Balance immediately prior to such Optional Redemption.
ARTICLE IV
DEFAULT AND REMEDIES
     Section 4.01 Events of Default.
     Each of the following events shall constitute an “Event of Default” hereunder, and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:
          (a) failure to pay interest on the Equipment Notes then outstanding (other than Additional Interest, if any), in each case when such amount becomes due and payable, and such default continues for a period of five (5) or more Business Days;
          (b) failure to make payment in full in cash of the then Outstanding Principal Balance of the Equipment Notes thereof by the Final Maturity Date;

     (c) failure to pay any amount (other than a payment default for which provision is made in clause (a) or (b) of this Section 4.01) when due and payable in connection with the Equipment Notes, to the extent that there are, on any Payment Date, amounts available in the Collections Account or the Liquidity Reserve Account therefor, or, with respect to any amounts deposited in the Optional Reinvestment Account or the Mandatory Replacement Account, the failure to apply such amounts or to transfer such amounts to the Collections Account, as the case may be, in accordance with Section 3.05 and 3.09, and in any such case such default continues for a period of five (5) or more Business Days after such Payment Date;
     (d) failure by the Issuer, TRLWT or TILC (in the case of TRLWT and TILC, in respect of Operative Agreements to which either is a party other than any Operative Agreement that is described in clause (k), (n) or (p) below) to comply with any of the other covenants, obligations, conditions or provisions binding on it under this Indenture, the Equipment Notes or any other Operative Agreement to which it is a party (and other than a payment default for which provision is made in clause (a), (b) or (c) of this Section 4.01, or a default addressed in clause (m) or (q) below), if any such failure continues for a period of thirty (30) days or more after written notice thereof has been given to the Issuer (or, if such failure is capable of remedy and the Administrator has promptly provided the Indenture Trustee with a certificate stating that the Issuer, TRLWT or TILC (as applicable) has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such failure or breach, so long as such Person is diligently pursuing such remedy, but in any event no longer than sixty (60) days) after the giving of such written notice;
     (e) any representation or warranty made by the Issuer under this Indenture or any other Operative Agreement to which it is a party or certificate delivered by it shall prove to be untrue or incorrect in any material respect when made, and such untruth or incorrectness, if curable, shall continue unremedied for a period of thirty (30) days or more after written notice thereof has been given to the Issuer (or, if such untruth or incorrectness is capable of remedy and the Administrator has promptly provided the Indenture Trustee with a certificate stating that the Issuer has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such untruth or incorrectness, so long as such Person is diligently pursuing such remedy but in any event no longer than sixty (60) days);
     (f) a court having jurisdiction in respect of the Issuer enters a decree or order for (i) relief in respect of the Issuer under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect; (ii) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer; or (iii) the winding up or liquidation of the affairs of the Issuer and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within sixty (60) days from entry thereof;
     (g) the Issuer (i) commences a voluntary case under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any involuntary case under any such law; (ii) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for all or substantially all of the property and assets of the Issuer; or (iii) effects any general assignment for the benefit of creditors, admits in writing its inability to pay its debts generally as they come due, voluntarily suspends payment of its obligations or becomes insolvent;
          (h) a judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Issuer and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided , however , that any such judgment or order shall not be an Event of Default under this Section 4.01(h) if and for so long as (x) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (y) such insurer, which shall be rated at least “A” by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order;
          (i) the Issuer is required to register as an investment company under the Investment Company Act of 1940, as amended;
          (j) the Issuer shall have asserted that this Indenture or any of the other Operative Agreements to which it is a party is not valid and binding on the parties thereto or any court, governmental authority or agency having jurisdiction over any of the parties to such agreements shall find or rule that any material provision of any of such agreements is not valid or binding on the parties thereto;
          (k) the Trustee, acting at the Direction of a Requisite Majority, shall have elected to remove the Manager as a result of a Manager Termination Event (or to remove the Administrator in accordance with the provisions of the Administrative Services Agreement providing for such rights of removal), and a replacement Manager (or Administrator, as the case may be) shall not have assumed the duties of the Manager (or Administrator, as the case may be) within one hundred eighty (180) days after the date of such election;
          (l) as of any Payment Date, the Outstanding Principal Balance of the Equipment Notes exceeds the Aggregate Adjusted Borrowing Value as of such date (and giving effect to repayments of principal to occur on such date);
          (m) the Issuer shall use or permit the use of the Portfolio Railcars or any portion thereof in a way that is not permitted by Section 5.04(v) of this Indenture, provided that such unauthorized use shall not constitute an Event of Default for a period of 45 days after the Issuer’s obtaining actual knowledge thereof so long as (i) such unauthorized use is not the result of any willful action of the Issuer and (ii) such unauthorized use is capable of being cured and the Issuer diligently pursues such cure throughout such 45-day period;
          (n) TILC (or any successor thereto in its capacity as Servicer) shall have defaulted in any material respect in the performance of any of its obligations under the Servicing Agreement or a default shall occur under Section 6(a) of the Account Administration Agreement, and, in each case, the Issuer shall have failed to exercise its rights thereunder in respect of such default for a period of 30 days after receipt by the Issuer of written notice from the Indenture Trustee, demanding that such action be taken;
          (o) Trinity shall have defaulted (x) in the payment of any amounts required to be paid by it under the Parent Undertaking Agreement, or (y) in any material respect in the performance of any of its covenants and agreements contained in the Parent Undertaking Agreement other than as described in clause (x), and in the case of clause (y), such default shall continue unremedied for a period of 30 days; or the Parent Undertaking Agreement shall cease, for any reason, to be in full force and effect or Trinity, TILC, the Issuer or any of the respective Affiliates shall so assert;
          (p) an Insurance Manager Default shall have occurred and be continuing under the Insurance Agreement, and the Issuer shall have failed to exercise its rights under the Insurance Agreement in respect of such Insurance Manager Default for a period of 30 days after receipt by the Issuer of written notice from the Indenture Trustee demanding that such action be taken; and
          (q) the Issuer shall have defaulted in any material respect in the performance of any of its covenants and agreements contained in Section 5.03(a) and such default shall continue unremedied for a period of 30 days.
     Section 4.02 Remedies Upon Event of Default.
          (a) Upon the occurrence of an Event of Default of the type described in Section 4.01(f) or 4.01(g), the Outstanding Principal Balance of, and accrued interest on, the Equipment Notes, together with all other amounts then due and owing to the Noteholders, shall become immediately due and payable without further action by any Person. If any other Event of Default occurs and is continuing, then the Indenture Trustee, acting at the Direction of the Requisite Majority, may declare the principal of and accrued interest on all Equipment Notes then Outstanding to be due and payable immediately, by written notice to the Issuer and the Manager (a “ Default Notice ”), and upon any such declaration such principal and accrued interest shall become immediately due and payable. At any time after the Indenture Trustee has declared the Outstanding Principal Balance of the Equipment Notes to be due and payable and prior to the exercise of any other remedies pursuant to this Indenture, the Indenture Trustee (at the Direction of the Requisite Majority), by written notice to the Issuer, the Manager and the Administrator may, except in the case of (i) a default in the deposit or distribution of any payment required to be made on the Equipment Notes, (ii) a payment default on the Equipment Notes or (iii) a default in respect of any covenant or provision of this Indenture that cannot by the terms hereof be modified or amended without the consent of each Noteholder affected thereby, rescind and annul such declaration and thereby annul its consequences, if (1) there has been paid to or deposited with the Indenture Trustee an amount sufficient to pay all overdue installments of interest on the Equipment Notes, and the principal of and premium, if any, on the Equipment Notes that would have become due otherwise than by such declaration of acceleration, (2) the rescission would not conflict with any judgment or decree, and (3) all other defaults and Events of Default, other than nonpayment of interest and principal on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived.

          (b) If an Event of Default shall occur and be continuing, the Indenture Trustee may, and shall, if given a Direction in writing by the Requisite Majority, do any or all of the following, provided that the Indenture Trustee shall dispose of the Portfolio Railcars only if it has received a Collateral Liquidation Notice:
          (i) Institute any Proceedings, in its own name and as trustee of an express trust, for the collection of all amounts then due and payable on the Equipment Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral and any other assets of the Issuer any moneys adjudged due;
          (ii) Subject to the quiet enjoyment rights of any Lessee of a Portfolio Railcar, conduct proceedings to sell, hold or lease the Collateral or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law; provided that, the Indenture Trustee shall incur no liability as a result of the sale of the Collateral or any part thereof at any sale pursuant to this Section 4.02 conducted in a commercially reasonable manner, and the Issuer hereby waives any claims against the Indenture Trustee arising by reason of the fact that the price at which the Collateral may have been sold at such sale was less than the price that might have been obtained, even if the Indenture Trustee accepts the first offer received and does not offer the Collateral to more than one offeree.
          (iii) Institute any Proceedings from time to time for the complete or partial foreclosure of the Encumbrance created by this Indenture with respect to the Collateral;
          (iv) Institute such other appropriate Proceedings to protect and enforce any other rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy;
          (v) Exercise any remedies of a secured party under the UCC or any Applicable Law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders under this Indenture;
          (vi) Appoint a receiver or a manager over the Issuer or its assets; and
          (vii) Exercise its rights under Section 3.03 hereof.
          (c) If the Equipment Notes have been declared due and payable following an Event of Default, any money collected by the Indenture Trustee pursuant to this Indenture or otherwise, and any moneys that may then be held or thereafter received by the Indenture Trustee, shall be applied to the extent permitted by law in the following order, at the date or dates fixed by the Indenture Trustee;
          (i) First, to the payment of all costs and expenses of collection incurred by the Indenture Trustee (including the reasonable fees and expenses of any counsel to the Indenture Trustee), and all other amounts due the Indenture Trustee under this Indenture; and
          (ii) Second, as set forth in the applicable provision of the Flow of Funds.
          (d) The Indenture Trustee shall provide each Rating Agency with a copy of any Default Notice it receives or delivers pursuant to this Indenture. Within thirty (30) days after the occurrence of an Event of Default in respect of the Equipment Notes, the Indenture Trustee shall give notice to the Noteholders, transmitted by mail, of all uncured or unwaived Defaults actually known to a Responsible Officer of the Indenture Trustee on such date; provided that the Indenture Trustee may withhold such notice with respect to a Default (other than a payment default with respect to interest, principal or premium, if any) if it determines in good faith that withholding such notice is in the interest of the affected Noteholders.
          (e) The Issuer hereby agrees that if an Event of Default shall have occurred and is continuing, the Indenture Trustee and any permitted delegee thereof are hereby irrevocably authorized and empowered to act as the attorney-in-fact for the Issuer with respect to the giving of any instructions or notices under this Indenture.
          (f) If an Event of Default shall have occurred and is continuing, upon the written Direction of the Requisite Majority, the Indenture Trustee shall render an accounting of the current balance of each Indenture Account, and shall direct the Account Collateral Agent to render an accounting of the current balance of the Customer Payment Account.
          (g) If an Event of Default shall have occurred and is continuing, and only in such event, upon the written Direction of the Requisite Majority, the Indenture Trustee shall be authorized to take any and all actions and to exercise any and all rights, remedies and options which it may have under this Indenture (which rights and remedies shall include the right to direct the withdrawal and disposition of amounts on deposit in the Indenture Accounts) and which the Requisite Majority directs it to take under this Indenture, including realization and foreclosure on the Collateral.
          (h) The Indenture Trustee may after the occurrence of and during the continuance of an Event of Default exercise any and all rights and remedies of the Issuer under or in connection with the Assigned Agreements (including, without limitation, the Management Agreement and any successor agreement therefor) and otherwise in respect of the Collateral, including, without limitation, any and all rights of the Issuer to demand or otherwise require payment of any amount under, or performance of any provision of, any Assigned Agreement. In addition, after the occurrence of and during the continuance of an Event of Default, upon the Direction of the Requisite Majority, the Indenture Trustee may exercise all rights of the “lessor” under Leases related to Portfolio Railcars, including, without limitation, the right to direct the applicable Lessees to make rental payments to such account as the Indenture Trustee shall specify, for application to the Collections Account and upon a Manager Default, or a Manager Replacement Event (as defined in the Management Agreement) in respect of which the Manager has been replaced, and in each case upon the Direction of the Requisite Majority, the Indenture Trustee may exercise the right of the “lessor” to direct the applicable Lessees to make rental payments to such account as the Indenture Trustee shall specify, for application to the Collections Account.
     Section 4.03 Limitation on Suits.
     No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Equipment Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
          (a) such Holder holds Equipment Notes and has previously given written notice to the Indenture Trustee of a continuing Event of Default;
          (b) the Holders of at least 25% of the aggregate Outstanding Principal Balance of the Equipment Notes give a written Direction to the Indenture Trustee to pursue a remedy hereunder;
          (c) such Holder or Holders offer to the Indenture Trustee an indemnity reasonably satisfactory to the Indenture Trustee against any costs, expenses and liabilities to be incurred in complying with such request;
          (d) the Indenture Trustee does not comply with such request within sixty (60) days after receipt of the request and the offer of indemnity; and
          (e) during such sixty (60)-day period, a Requisite Majority does not give the Indenture Trustee a Direction inconsistent with such request.
     No one or more Noteholders may use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain or seek to obtain any preference or priority not otherwise created by this Indenture and the terms of the Equipment Notes over any other Holder or to enforce any right under this Indenture, except in the manner herein provided.
     Section 4.04 Waiver of Existing Defaults.
          (a) The Indenture Trustee acting at the Direction of the Requisite Majority may waive any existing Default or Event of Default hereunder and its consequences, except any waiver in respect of a covenant or provision hereof which, pursuant to Section 9.02(a), cannot be modified or amended without the consent of such Persons as are required to amend such covenant or provision in addition to the consent of the Requisite Majority.
          (b) Upon any waiver made in accordance with Section 4.04(a), such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Each such notice of waiver shall also be notified to each Rating Agency.
          (c) Any written waiver of a Default or an Event of Default given by Holders of the Equipment Notes to the Indenture Trustee and the Issuer in accordance with the terms of this Indenture shall be binding upon the Indenture Trustee and the other parties hereto. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Default or Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.
     Section 4.05 Restoration of Rights and Remedies.
     If the Indenture Trustee or any Holder of Equipment Notes has instituted any proceeding to enforce any right or remedy under this Indenture, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or such Holder, then in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such proceeding has been instituted.
     Section 4.06 Remedies Cumulative.
     Each and every right, power and remedy herein given to the Indenture Trustee (or the Requisite Majority) specifically or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee (or the Requisite Majority), and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee (or the Requisite Majority) in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of the Issuer or to be an acquiescence.
     Section 4.07 Authority of Courts Not Required.
     The parties hereto agree that, to the greatest extent permitted by law, the Indenture Trustee shall not be obliged or required to seek or obtain the authority of, or any judgment or order of, the courts of any jurisdiction in order to exercise any of its rights, powers and remedies under this Indenture, and the parties hereby waive any such requirement to the greatest extent permitted by law.
     Section 4.08 Rights of Noteholders to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of interest on, principal of, or premium, if any, on the Equipment Notes on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.

     Section 4.09 Indenture Trustee May File Proofs of Claim.
     The Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of any Noteholder allowed in any judicial proceedings relating to the Issuer, its creditors or its property.
     Section 4.10 Undertaking for Costs.
     All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section 4.10 does not apply to a suit instituted by the Indenture Trustee, a suit instituted by any Noteholder for the enforcement of the payment of interest, principal, or premium, if any, on the Equipment Notes on or after the respective due dates expressed in such Equipment Note, or a suit by a Noteholder or Noteholders of more than 10% of the Outstanding Principal Balance of the Equipment Notes (exclusive of Equipment Notes or interests therein held by any Issuer Group Member).
ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 5.01 Representations and Warranties.
     The Issuer represents and warrants to the Indenture Trustee as of the Closing Date, and (other than with respect to clauses (c), (d), (e), (m), (n) or (t) below) each Delivery Date, as follows:
          (a) Due Organization.
          (i) The Issuer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its ability to carry on its business as now conducted or to enter into and perform its obligations under the Issuer Documents and the Operative Agreements to which the Issuer is a party, has the organizational power and authority to carry on its business as now conducted, has the requisite organizational power and authority to execute, deliver and perform its obligations under the Issuer Documents and the Operative Agreements to which the Issuer is a party.
          (ii) TILC is the sole member of the Issuer.

          (iii) Each of the LLC Agreement and each other organizational document of the Issuer has been duly executed and delivered by each party thereto and constitutes a legal, valid and binding obligation of each such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.
          (iv) Since the date of formation of the Issuer, the Issuer has not conducted business under any other name and does not have any trade names, or “doing business under” or “doing business as” names. The Issuer has not reorganized in any jurisdiction (whether the United States, any state therein, the District of Columbia, Puerto Rico, Guam or any possession or territory of the United States, or any foreign country or state) other than the State of Delaware.
          (b) Special Purpose Status.
     The Issuer has not engaged in any activities since its organization (other than those incidental to its organization and other appropriate limited liability company steps and arrangements for the payment of fees to, and director’s and officer’s insurance for, its member, special member and manager), the execution of the Issuer Documents and the Operative Agreements to which it is a party and the activities referred to in or contemplated by such agreements.
          (c) Non-Contravention.
     The Issuer’s acquisition of its Portfolio pursuant to the Asset Transfer Agreement, the other transactions contemplated by the Asset Transfer Agreement, the creation of the Equipment Notes and the issuance, execution and delivery of, and the compliance by the Issuer with the terms of each of the Operative Agreements and the Equipment Notes:
          (i) do not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, the constitutional documents of the Issuer or with any existing law, rule or regulation applying to or affecting the Issuer or any judgment, order or decree of any government, governmental body or court having jurisdiction over Issue;
          (ii) do not infringe the terms of, or constitute a default under, any deed, indenture, agreement or other instrument or obligation to which the Issuer is a party or by it or its assets, property or revenues are bound; and
          (iii) do not constitute a default by the Issuer under, or result in the creation of any Encumbrance (except for Permitted Encumbrances of the type described in clause (i), (ii) or (v) of the definition thereof) upon the property of the Issuer under its organizational documents or any indenture, mortgage, contract or other agreement or instrument to which the Issuer is a party or by which the Issuer or any of its properties may be bound or affected.

          (d) Due Authorization.
     The Issuer’s acquisition of its Portfolio pursuant to the Asset Transfer Agreement, the other transactions contemplated by the Asset Transfer Agreement, the creation, execution and issuance of the Equipment Notes, the execution and issue or delivery by the Issuer of the Operative Agreements executed by it and the performance by it of its obligations hereunder and thereunder and the arrangements contemplated hereby and thereby to be performed by it have been duly authorized by all necessary limited liability company action of the Issuer.
          (e) Validity and Enforceability.
     This Indenture constitutes, and the Operative Agreements, when executed and delivered and, in the case of the Equipment Notes, when issued and authenticated, will constitute valid, legally binding and (subject to general equitable principles, insolvency, liquidation, reorganization and other laws of general application relating to creditors’ rights or claims or to laws of prescription or the concepts of materiality, reasonableness, good faith and fair dealing) enforceable obligations of the Issuer.
          (f) No Event of Default or Early Amortization Event.
     No Event of Default or Early Amortization Event has occurred and is continuing and no event has occurred that with the passage of time or notice or both would become an Event of Default or Early Amortization Event.
          (g) No Encumbrances.
     Subject to the Security Interests created in favor of the Indenture Trustee and the Flow of Funds, and except for Permitted Encumbrances, there exists no Encumbrance over the assets of the Issuer that ranks prior to or pari passu with the obligation to make payments on the Equipment Notes.
          (h) No Consents.
     No consent, approval or authorization of, or filing, registration or qualification with, or the giving of notice to, any trustee or any holder of indebtedness of the Issuer or any governmental authority on the part of the Issuer is required in the United States, Canada or Mexico (subject to the proviso set forth below) in connection with the execution and delivery by the Issuer of the Operative Agreements to which the Issuer is a party or in order for the Issuer to perform its obligations thereunder in accordance with the terms thereof, other than: (i) notices required to be filed with the STB and the Registrar General of Canada, which notices shall have been filed on the Closing Date, (ii) as may be required under existing laws, ordinances, governmental rules and regulations to be obtained, given, accomplished or renewed at any time after the Closing Date in connection with the operation and maintenance of the Portfolio Railcars and in accordance with the Operative Agreements that are routine in nature and are not normally applied for prior to the time they are required, and which the Issuer has no reason to believe will not be timely obtained, (iii) as may be required under the Operative Agreements in consequence of any transfer of ownership of the Portfolio Railcars and (iv) filing and recording to perfect the

Security Interests under this Indenture as required hereunder; provided, that the parties hereto agree that the Issuer shall not be required to make any such filings or recordings in Mexico.
          (i) No Litigation.
     There is no claim, action, suit, investigation or proceeding pending against, or to the knowledge of the Issuer, threatened against or affecting the Issuer, before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Indenture (including the Exhibits and Schedules attached hereto) and/or the Operative Agreements.
          (j) Employees, Subsidiaries.
     The Issuer has no employees. The Issuer has no Subsidiaries.
          (k) Ownership.
     The Issuer is the owner of the Collateral free from all Encumbrances and claims whatsoever other than Permitted Encumbrances.
          (l) No Filings.
     Under the laws of Delaware, Texas and New York (and including U.S. federal law) in force at the date hereof, it is not necessary or desirable that this Indenture or any Operative Agreement to which the Issuer is a party be filed, recorded or enrolled with any court or other authority in any such jurisdictions or that any material stamp, registration or similar tax be paid on or in relation to this Indenture or any of the other Operative Agreements (other than filings of UCC financing statements and with the STB and in Canada in respect of the Security Interests in the Portfolio Railcars).
          (m) Other Representations. The representations and warranties made by the Issuer in any of the other Operative Agreements are true and accurate as of the date made.
          (n) Other Regulations. The Issuer is not an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
          (o) Insurance. The Portfolio Railcars described on each Delivery Schedule delivered from time to time under the Asset Transfer Agreement are, at the time of the related Conveyance to the Issuer, covered by the insurance required by Section 5.04(f) hereof, and all premiums due prior to the applicable Delivery Date in respect of such insurance shall have been paid in full and such insurance as of the applicable Delivery Date is in full force and effect.
          (p) No Event of Default or Total Loss. At the time of each Conveyance of Railcars under the Asset Transfer Agreement, (i) no Event of Default has occurred and is continuing, (ii) no Manager Default (in the case of Conveyances other than on the Closing Date) or Manager Termination Event (in the case of Conveyances on the Closing Date) has occurred and is continuing, (iii) to the knowledge of the Issuer, no Total Loss or event that, with the giving of notice, the passage of time or both, would constitute a Total Loss with respect to any of the Railcars so Conveyed, has occurred, and (iv) to the knowledge of the Issuer, no Railcar being Conveyed under the Asset Transfer Agreement on such date has suffered damage or contamination which, in the Issuer’s reasonable judgment, makes repair uneconomic or renders such Railcar unfit for commercial use.
          (q) Beneficial Title. On each Delivery Date upon which a Conveyance occurs under the Asset Transfer Agreement, (i) the applicable Seller has, and shall pursuant to its related Bill of Sale have, conveyed all legal and beneficial title of the Issuer to such Railcars being so Conveyed free and clear of all Encumbrances (other than Permitted Encumbrances) and such Conveyance will not be void or voidable under any applicable law and (ii) the applicable Seller has, and the Assignment and Assumption to be delivered on the related Delivery Date shall upon acceptance thereof by the Issuer assign to the Issuer, all legal and beneficial title to the related Leases, free and clear of all Encumbrances (other than Permitted Encumbrances), and the Assignment and Assumption will not be void or voidable under any applicable law.
          (r) Nature of Business. The Issuer is not engaged in the business of extending credit for the purposes of purchasing or carrying margin stock, and no proceeds of the Equipment Notes will be used by the Issuer for a purpose which violates, or would be inconsistent with, Section 7 of the Securities Exchange Act of 1934, as amended, or Regulations T, U and X of the Federal Reserve System (terms for which meanings are provided in Regulations T, U and X of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, being used in this Section 5.01(r) with such meanings).
          (s) No Default under Organizational Documents. The Issuer is not in violation of any term of any of its organizational documents or in violation or breach of or in default under any other agreement, contract or instrument to which it is a party or by which it or any of its property may be bound.
          (t) Issuer Compliance. The Issuer is in compliance in all material respects with all laws, ordinances, governmental rules, regulations, orders, judgments, decrees, determinations and awards to which it is subject and the Issuer has obtained all required licenses, permits, franchises and other governmental authorizations material to the conduct of its business.
          (u) Railcar Compliance; Autoracks. Each Railcar Conveyed on a Delivery Date, taken as a whole, and each major component thereof complies in all material respects with all applicable laws and regulations, all requirements of the manufacturer for maintaining in full force and effect any applicable warranties and the requirements, if any, of any applicable insurance policies, conforms with the specifications for such Railcar contained in the related Appraisal (to the extent a copy of such Appraisal or a relevant excerpt therefrom has been delivered to the Issuer) and is substantially complete such that it is ready and available to operate in commercial service and otherwise perform the function for which it was designed; and the railcar identification marks shown on the related Bill of Sale are the marks then used on the Portfolio Railcars set forth on such Bill of Sale. Each Portfolio Railcar that is an autorack qualifies for the National Reload Pool.

          (v) Taxes. On each Delivery Date upon which a Conveyance occurs under the Asset Transfer Agreement, all sales, use or transfer taxes, if any, due and payable upon the purchase of the Portfolio Railcars by the Issuer from the applicable Seller will have been paid or such transactions will then be exempt from any such taxes, and the Issuer will cause any required forms or reports in connection with such taxes to be filed in accordance with applicable laws and regulations.
          (w) Lease Terms. Each Railcar Conveyed on the relevant Delivery Date is subject to a Permitted Lease, which Lease (together with the other Leases that are or have been the subject of such Conveyances) contains rental and other terms which are no different, taken as a whole, from those for similar railcars in the TILC Fleet.
          (x) Eligibility. Each Railcar described on its relevant Delivery Schedule constitutes an Eligible Railcar as of the date of its Conveyance to the Issuer.
          (y) Assignment of Leases. (i) Each Lease conveyed on the relevant Delivery Date is freely assignable from the applicable Seller to the Issuer and from the Issuer to any other Person (including, without limitation, any transferee in connection with the Indenture Trustee’s exercise of rights or remedies under this Indenture) or, if any such Lease is not freely assignable, then consents to such assignments determined by the Manager in good faith to be sufficient for their intended purposes have been obtained prior to the relevant Delivery Date, (ii) no assignment described in this Section 5.01(y ) is void or voidable or will result in a claim for damages or reduction in rental or other payments, in each case pursuant to the terms and conditions of any such Lease and (iii) no consent, approval or filing is required under such Lease in connection with the execution and delivery of the Operative Agreements.
          (z) Purchase Options. With respect to any Portfolio Railcars that are subject to a purchase option granted to the Lessee under the relevant Lease, (i) such purchase option is exercisable by the applicable Lessee for a purchase price not less than (at the time of such purchase) the greater of (1) an appraiser’s estimate at Lease inception of fair market value at the time of potential exercise under the option provision, and (2) 105% of the product of the Railcar Advance Rate and the Adjusted Value of the Portfolio Railcars subject to such purchase option and (ii) the sum of (x) the aggregate Adjusted Values of all Portfolio Railcars subject to such Lease and all Portfolio Railcars subject to any other Lease containing a purchase option and (y) the aggregate sum of the Adjusted Values of all Portfolio Railcars that the Issuer has sold pursuant to Permitted Discretionary Sales or Purchase Option Dispositions, does not exceed 35% of the highest aggregate Adjusted Value of all Portfolio Railcars held by the Issuer at any particular time up to the date this representation is made or deemed made. Any such purchase option complying with each of the foregoing limitations described in clauses (i) and (ii) above is referred to herein and in the other Operative Agreements as a “Permitted Purchase Option.”
          (aa) No Other Financing of Lease; Permitted Lease. After giving effect to the transfers contemplated under the Operative Agreements, (i) the Leases being Conveyed to the Issuer on any applicable Delivery Date (as evidenced by the Riders or Schedules with respect thereto) are not subject to and do not cover railcars financed in, any financing or securitization transaction other than the transactions contemplated by the Operative Agreements and (ii) such Leases conform to the definition of Permitted Lease.

          (bb) Concentration Limits. After giving effect to the Issuer’s acquisition of Railcars in connection with issuing the Equipment Notes on the Closing Date, the Portfolio complies with all Concentration Limits.
     Section 5.02 General Covenants.
     The Issuer covenants with the Indenture Trustee as follows:
          (a) No Release of Obligations.
     The Issuer will not take any action which would amend, terminate (other than any termination in connection with the replacement of such agreement on terms substantially no less favorable to the Issuer than the agreement being terminated) or discharge or prejudice the validity or effectiveness of this Indenture (other than as permitted herein) or any other Operative Agreement or permit any party to any such document to be released from such obligations, except that; in each case, as permitted or contemplated by the terms of such documents, and provided that, in any case, (i) the Issuer will not take any action which would result in any amendment or modification to any conflicts standard or duty of care in such agreements and (ii) there must be at all times an Administrator and a Manager with respect to all Portfolio Railcars.
          (b) Encumbrances.
          The Issuer will not create, incur, assume or suffer to exist any Encumbrance other than: (i) any Permitted Encumbrance, and (ii) any other Encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by any Issuer Group Member (and the proceedings related to such Encumbrance or the continued existence of such Encumbrance does not give rise to any reasonable likelihood of the sale, forfeiture or loss of the asset affected by such Encumbrance) and for which the Issuer maintains adequate cash reserves to pay such Encumbrance.
          (c) Indebtedness.
          The Issuer will not incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for the payment of, contingently or otherwise, whether present or future, Indebtedness, other than Indebtedness in respect of the Equipment Notes issued in accordance with the terms of this Indenture.
          (d) Restricted Payments.
          The Issuer will not (i) declare or pay any dividend or make any distribution on its Stock; provided that, so long as no Event of Default shall have occurred and be continuing and to the extent there are available funds therefor on the applicable Payment Date, the Issuer may make payments on its limited liability company membership interests to the extent of the aggregate amount of distributions made to the Issuer pursuant to the Flow of Funds; (ii) purchase, redeem, retire or otherwise acquire for value any membership interest in the Issuer held by or on behalf of Persons other than any Permitted Holder; (iii) make any interest, principal or premium, if any, payment on the Equipment Notes or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer other than in accordance with the Equipment Notes and this Indenture or the Operative Agreements; provided that the Issuer may repurchase, defease or otherwise acquire or retire any of the Equipment Notes from a source other than from Collections (other than that portion of Collections that would otherwise be distributable to the Issuer in accordance with the Flow of Funds); or (iv) make any investments, other than Permitted Investments and investments permitted under Section 5.02(f) hereof.
     The term “investment” for purposes of the above restriction shall mean any loan or advance to a Person, any purchase or other acquisition of any Stock or Indebtedness of such Person, any capital contribution to such Person or any other investment in such Person.
     (e) Limitation on Dividends and Other Payments.
          The Issuer will not create or otherwise suffer to exist any consensual limitation or restriction of any kind on the ability of the Issuer to declare or pay dividends or make any other distributions permitted by Applicable Law, other than pursuant to the Operative Agreements.
     (f) Business Activities.
     The Issuer will not engage in any business or activity other than:
          (i) purchasing or otherwise acquiring (subject to the limitations on acquisitions of Portfolio Railcars described below), owning, holding, converting, maintaining, modifying, managing, operating, leasing, re-leasing and (subject to the limitations on sales of Portfolio Railcars described below) selling or otherwise disposing of its Portfolio Railcars and entering into all contracts and engaging in all related activities incidental thereto, including from time to time accepting, exchanging, holding promissory notes, contingent payment obligations or equity interests of Lessees or their Affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent of such Lessees or their respective Affiliates in the ordinary course of business;
          (ii) financing or refinancing the business activities described in clause (i) of this Section 5.02(f) through the offer, sale and issuance of the Equipment Notes;
          (iii) purchasing, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies which the Issuer or the Insurance Manager determines to be necessary or appropriate to comply with this Indenture and to pay the premiums or the Issuer’s allocable portion thereon; and
          (iv) taking any action that is incidental to, or necessary to effect, any of the actions or activities set forth above.
     (g) Limitation on Consolidation, Merger and Transfer of Assets.
          The Issuer will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any other Person, or permit any other Person to merge with or into the Issuer (any such consolidation, merger, sale or disposition, a “ Merger Transaction ”), unless:
          (i) the resulting entity is a special purpose entity, the charter of which is substantially similar to the LLC Agreement, and, after such Merger Transaction, payments from such resulting entity to the Noteholders do not give rise to any withholding tax payments less favorable to the Noteholders than the amount of any withholding tax payments which would have been required had such Merger Transaction not occurred and such entity is not subject to taxation as a corporation or an association or a publicly traded partnership taxable as a corporation;
          (ii) (A) such Merger Transaction has been unanimously approved by the board of managers of the Issuer and (B) the surviving successor or transferee entity shall expressly assume all of the obligations of the Issuer under this Indenture, the Equipment Notes and each other Operative Agreement to which the Issuer is then a party (with the result that, in the case of a transfer only, the Issuer thereupon will be released);
          (iii) both before, and immediately after giving effect to such Merger Transaction, no violation of a Concentration Limit, Event of Default or Early Amortization Event shall have occurred and be continuing;
          (iv) each of (A) a Rating Agency Confirmation and (B) the consent of the Indenture Trustee (acting at the Direction of a Requisite Majority) has been obtained with respect to such Merger Transaction;
          (v) for U.S. Federal income tax purposes, such Merger Transaction does not result in the recognition of gain or loss by any Noteholder; and
          (vi) the Issuer delivers to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such Merger Transaction complies with the above criteria and, if applicable, Section 5.03(a) hereof and that all conditions precedent provided for herein relating to such transaction have been complied with;
     (h) Limitation on Transactions with Affiliates.
          The Issuer will not, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Issuer, except upon fair and reasonable terms no less favorable to the Issuer than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate, provided, that the foregoing restriction does not limit or apply to the following:
          (i) any transaction in connection with the establishment of the Issuer, its initial capitalization and the acquisition of its initial Portfolio or pursuant to the terms of the Operative Agreements;

          (ii) the payment of reasonable and customary regular fees to, and the provision of reasonable and customary liability insurance in respect of, the managers/members of the Issuer’s;
          (iii) any payments on or with respect to the Equipment Notes or otherwise in accordance with the Flow of Funds;
          (iv) any acquisition of Additional Railcars or any Permitted Railcar Acquisition complying with Section 5.03(b) hereof;
          (v) any payments of the types referred to in clause (i) or (ii) of Section 5.02(d) hereof and not prohibited thereunder; or
          (vi) the sale of Portfolio Railcars as part of a single transaction providing for the redemption or defeasance of the Equipment Notes in whole in accordance with the terms of this Indenture.
     (i) Limitation on the Issuance, Delivery and Sale of Equity Interests.
          Except as expressly permitted by its LLC Agreement, the Issuer will not (1) issue, deliver or sell any Stock or (2) sell, directly or indirectly, or issue, deliver or sell, any Stock, except for the following:
          (A) issuances or sales of any additional membership interests to the Member (the “Permitted Holder”); or
          (B) contributions by the Permitted Holder of funds to the Issuer with which to effect a redemption or discharge of the Equipment Notes upon any acceleration of the Equipment Notes.
Notwithstanding the foregoing, no issuance, delivery, sale, transfer or other disposition of any equity interest in the Issuer will be effective, and any such issuance, delivery, sale transfer or other disposition will be void ab initio , if it would result in the Issuer being classified as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.
     (j) Bankruptcy and Insolvency.
          (i) The Issuer will promptly provide the Indenture Trustee and the Rating Agencies with written notice of the institution of any proceeding by or against the Issuer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for either or for any substantial part of its property. The Issuer will not take any action to waive, repeal, amend, vary, supplement or otherwise modify its charter documents and including its LLC Agreement (except in accordance with the next sentence) unless receiving the prior written consent of the Indenture Trustee (acting at the

Direction of the Requisite Majority) as well as a Rating Agency Confirmation in respect thereof. The Issuer will not, without a Special Rating Agency Confirmation, take any action to waive, repeal, amend, vary, supplement or otherwise modify the provision of its LLC Agreement which requires action or consent of its special member or limits actions of the Issuer with respect to voluntary insolvency proceedings or involuntary insolvency proceedings of the Issuer.
          (ii) The Issuer shall cause each party to any Operative Agreement, and each party to any other agreement incidental or related to any Operative Agreement, that in either such case renders the Issuer a debtor to such party, to covenant and agree that it shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of the Equipment Notes, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Issuer to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuer. This provision shall survive the termination of this Indenture.
          (k) Payment of Principal, Premium, if any, and Interest.
          The Issuer will duly and punctually pay the principal, premium, if any, and interest on the Equipment Notes in accordance with the terms of this Indenture and the Equipment Notes.
          (l) Limitation on Employees.
          The Issuer will not employ or maintain any employees other than as required by any provisions of local law. Managers, officers and directors shall not be deemed to be employees for purposes of this Section 5.02(l).
          (m) Delivery of Rule 144A Information. To permit compliance with Rule 144A in connection with offers and sales of Equipment Notes, the Issuer will promptly furnish upon request of a Holder of an Equipment Note to such Holder and a prospective purchaser designated by such Holder, the information required to be delivered under Rule 144A(d)(4) if at the time of such request the Issuer is not a reporting company under Section 13 or Section 15(d) of the Exchange Act.
          (n) Administrator. If at any time, there is not a Person acting as Administrator, the Issuer shall promptly appoint a qualified Person to perform any duties under this Indenture that the Administrator is obligated to perform until a replacement Administrator assumes the duties of the Administrator.
          (o) Ratings of Equipment Notes. For so long as any Equipment Notes are Outstanding, the Issuer shall pay all fees of S&P and Moody’s and take all such other actions as may be necessary from time to time in order to cause S&P and Moody’s to maintain a rating with respect to the Equipment Notes.

          (p) Separate Entity Characteristics. The Issuer shall at all times:
          (i) not commingle its assets with those of any Person, including any Affiliate, except with respect to the Customer Payments Account and as may occur from time to time due to misdirected payments;
          (ii) conduct its business separate from any direct or ultimate parent of the Issuer;
          (iii) maintain financial statements susceptible to audit, separate from those of any other Person showing its assets and liabilities separate and apart from those of any other Person;
          (iv) pay its own expenses and liabilities and pay the salaries of its own employees, if any, only from its own funds;
          (v) maintain an “arm’s-length relationship” with its Affiliates;
          (vi) not guarantee or become obligated for the debts of any other Person and not hold out its credit as being available to satisfy the debts or any other obligations of any other Person;
          (vii) use separate stationery, invoices and checks and hold itself out as a separate and distinct entity from any other Person;
          (viii) observe all limited liability company and other organizational formalities required by the law of its jurisdiction of formation;
          (ix) not acquire obligations or securities of any Person, except Permitted Investments and as otherwise contemplated in the Operative Agreements;
          (x) allocate fairly and reasonably any overhead expenses shared with any other Person, if any;
          (xi) except for the Security Interests and Permitted Encumbrances, not pledge its assets for the benefit of any other Person or make any loans or advances to any Person (but the Issuer may extend or forbear obligations of any Lessees under the related Leases in the ordinary course of business and in accordance with the provisions of the Management Agreement);
          (xii) correct any known misunderstanding regarding its separate identity from other Persons;
          (xiii) maintain adequate capital in light of its contemplated business operations;
          (xiv) maintain books and records (in accordance with generally accepted accounting principles in the United States) separate from any other Person at its principal office which show a true and accurate record in United States dollars of all business transactions arising out of and in connection with the conduct of the Issuer and the operation of its business in sufficient detail to allow preparation of tax returns required to be prepared and the maintenance of the Indenture Accounts;
          (xv) maintain bank and other accounts (other than the Indenture Accounts), if any, separate from any other Person or entity;
          (xvi) conduct its business in its own name; and
          (xvii) not take any actions that would be inconsistent with maintaining the separate legal identity of the Issuer.
     Section 5.03 Portfolio Covenants.
     The Issuer covenants with the Indenture Trustee as follows:
          (a) Railcar Dispositions. The Issuer will not sell, transfer or otherwise dispose of any Railcar or any interest therein, except that the Issuer may sell, transfer or otherwise dispose of or part with possession of (i) any Parts, or (ii) one or more Portfolio Railcars, as follows (any such sale, transfer or disposition described in clause (i), (ii) or (iii) of this Section 5.03(a), a “ Permitted Railcar Disposition” ):
          (i) A Railcar Disposition pursuant to a Permitted Purchase Option (a “Purchase Option Disposition”);
          (ii) A Railcar Disposition pursuant to receipt of insurance or other third party proceeds in connection with the Total Loss of a Portfolio Railcar (and any consequent later sale of such affected Railcar for scrap or salvage value) (an “Involuntary Railcar Disposition” ); or
          (iii) A Railcar Disposition in the ordinary course of business (other than a Railcar Disposition as a result of a Total Loss or a Purchase Option Disposition) so long as the following conditions are complied with (a “Permitted Discretionary Sale” ):
          (A) At the time of such Railcar Disposition, no Event of Default or Early Amortization Event shall have occurred and then be continuing.
          (B) The Issuer (or the Manager on its behalf) prior to such Railcar Disposition, as evidenced by an Officer’s Certificate to be delivered to the Indenture Trustee, shall have identified replacement Railcars for the Issuer to purchase meeting the criteria set forth in clauses “1” through “4” of clause (C) below (Railcars meeting such criteria, “Qualifying Replacement Railcars” ), with such purchase expected to be made within 30 days of the date of the discretionary sale.

          (C) Such Railcars
(1) must be of comparable remaining economic useful life to the Portfolio Railcars being sold,
(2) must have an Appraisal showing an Initial Appraised Value,
(3) must be under Lease to the same extent as the Portfolio Railcars being sold, and
(4) must have been manufactured by Trinity or an Affiliate thereof, and must be purchased pursuant to the Asset Transfer Agreement.
          (D) With respect to the Portfolio Railcars to be sold pursuant to a Permitted Discretionary Sale (such Portfolio Railcars being referred to below as the “ Sold Railcars ”), each of the following conditions shall have been satisfied and the Indenture Trustee shall have received an Officer’s Certificate of the Issuer (or the Manager on its behalf) certifying as to the satisfaction of such conditions:
(1) The Sold Railcars must be purchased from the Issuer by a third party that is not an Issuer Group Member.
(2) The Net Disposition Proceeds realized in such sale must be at least 105% of the product of the Railcar Advance Rate and the Adjusted Value of such Sold Railcars.
(3) Sold Railcars that were under Lease at the time of sale, if being replaced, must be replaced by Qualifying Replacement Railcars under Lease that generate at least the same amount of current monthly lease revenue and have a remaining Lease term at least equal to two-thirds of the Lease term of such Sold Railcars.
(4) Sold Railcars that were not under Lease at the time of sale, if being replaced, must be replaced by Qualifying Replacement Railcars as to which, if not then under Lease, the Manager has a reasonable, good faith expectation that such Qualifying Replacement Railcars will generate at least the same amount of monthly lease revenue (once placed under Lease) as the Manager would have expected for the Sold Railcars.
          (E) The Net Disposition Proceeds must be deposited into the Mandatory Replacement Account.
          (F) Such Railcar Disposition, after giving effect to the expected reinvestment, will not directly cause noncompliance with any Concentration Limit.
          (G) The Initial Appraised Value of the reinvestment Railcars acquired in connection with a Permitted Discretionary Sale must at least equal the Adjusted Value of the Sold Railcars at their time of sale (except to a de minimus extent).

          (H) The sum of (x) the Adjusted Value of the Portfolio Railcars to be sold in such Railcar Disposition, (y) the aggregate sum of the Adjusted Values of all Portfolio Railcars that the Issuer has sold in all Permitted Discretionary Sales and Purchase Option Dispositions and (z) the aggregate Adjusted Value of all Portfolio Railcars then subject to a Lease containing a purchase option, does not exceed 35% of the highest aggregate Adjusted Value of all Portfolio Railcars held by the Issuer at any particular time up to the related date of sale.
          (I) The Adjusted Value of the Portfolio Railcars to be sold in such Railcar Disposition, in the aggregate with the aggregate sum of the Adjusted Values of all Portfolio Railcars that the Issuer has sold in any Permitted Discretionary Sales or Purchase Option Dispositions, does not exceed 15% of the average, for each of the previous twelve Payment Dates, of the aggregate sum of the Adjusted Values of all Portfolio Railcars for such Payment Dates (or, if fewer than twelve Payment Dates have passed, such average for all such Payment Dates).
          (iv) With respect to a Permitted Railcar Disposition constituting a Purchase Option Disposition or Involuntary Disposition, the Issuer will, if not electing to deposit such proceeds directly into the Collections Account, deposit the related Net Disposition Proceeds into the Optional Reinvestment Account for application, within the Replacement Period, to a purchase of Qualifying Replacement Railcars in a Replacement Exchange (as contemplated and provided in Section 3.05).
          (b) Railcar Acquisitions. The Issuer will not purchase or otherwise acquire a Railcar (or an interest therein) other than the Initial Railcars or any interest therein, except that, the Issuer will be permitted to: (i) purchase or otherwise acquire, directly or indirectly, Railcars constituting Qualifying Replacement Railcars in connection with any Replacement Exchange, or (ii) acquire one or more additional Railcars pursuant to a capital contribution, so long as, in each case of clause (i) and (ii), each of the following requirements are satisfied on or prior to such purchase or other acquisition:
          (A) no Event of Default or Early Amortization Event shall have occurred and be continuing or would directly result therefrom;
          (B) after giving effect to the acquisition, the Portfolio will comply with the Concentration Limits;
          (C) the Railcars being acquired have an Appraisal showing an Initial Appraised Value;
          (D) the Purchase Price for each such Railcar does not exceed its Initial Appraised Value;
          (E) the Railcars being acquired were manufactured by Trinity or an Affiliate, and are acquired pursuant to the Asset Transfer Agreement;

          (F) except in connection with Railcars being acquired in a Replacement Exchange for Portfolio Railcars that were not subject to a Lease at the time of the disposition thereof by the Issuer, the Railcars being acquired are each subject to a Permitted Lease; that all actions (including the applicable UCC, STB or Registrar General of Canada filings) shall have been taken to cause the Railcars being assigned to be subject to a first priority security interest in favor of the Indenture Trustee for the benefit of the Secured Parties; and
          (G) that the Railcars will be free and clear of Encumbrances other than Permitted Encumbrances.
          (c) Permitted Railcar Acquisition. A Railcar acquisition by the Issuer complying with the provisions in subsection (b) immediately above constitutes a “Permitted Railcar Acquisition” .
          (d) Modification Payments and Capital Expenditures. The Issuer will not make any capital expenditures for the purpose of effecting any optional improvement or modification of any Portfolio Railcar or Parts outside of the ordinary course of business, except that the Issuer may make Optional Modifications and Required Modifications in its discretion and subject to the following limitations on the manner in which such Required Modifications and Optional Modifications may be funded:
          (i) Required Modifications may be funded out of the Expense Account in accordance with Section 3.06; and
          (ii) Optional Modifications may be funded from distributions to the Issuer pursuant to the Flow of Funds, or from capital contributions to the Issuer.
In the case of any Optional Modification, the Issuer prior to undertaking such Optional Modification shall have determined, based upon consultation with the Manager, that the optional modification is not expected to decrease the value or marketability of the Portfolio Railcar as a result of the expenditure on such Optional Modification.
          (e) Leases.
          (i) The Issuer will not surrender possession of any Portfolio Railcar to any Person other than for purposes of maintenance or overhaul or pursuant to a Permitted Lease or for storage purposes pending the Manager’s procurement of a Permitted Lease thereon.
          (ii) The Issuer will, and will cause the Manager in general to use its pro forma lease agreement or agreements, as such pro forma lease agreement or agreements may be revised for purposes of the Issuer specifically or generally from time to time by the Manager (collectively, the “ Pro Forma Lease ”), for use by the Manager on behalf of the Issuer as a starting point in the negotiation of Future Leases. However, with respect to any Future Lease entered into in connection with (x) the renewal or extension of a related Lease, (y) the leasing of a Portfolio Railcar to a Person that is or was a Lessee under a pre-existing Lease, or (z) the leasing of a Portfolio Railcar to a Person that is or was a Lessee under an operating lease of a Railcar that is being managed or serviced by the Manager (such Future Lease, a “ Renewal Lease ”), a form of lease substantially similar to such pre-existing Lease or operating lease (a “ Precedent Lease ”), as the case may be, may be used by the Manager, in lieu of the Pro Forma Lease on behalf of the Issuer as a starting point in the negotiation of such Future Lease. The terms of the Pro Forma Lease may be revised from time to time by the Manager, provided that any such revisions shall be consistent with a Lease originated thereunder being a Permitted Lease.
          (f) Concentration Limits. The Issuer will not sell, purchase, otherwise take any action with respect to any Portfolio Railcar if entering into such proposed sale, or other action would cause the Portfolio to no longer comply with the Concentration Limits; provided , that the foregoing restriction shall not apply to the renewal by the Issuer of an Existing Lease. Also, the Issuer will not consummate a Permitted Discretionary Sale if the effect of such action is or would be to cause noncompliance with any Concentration Limit.
     Section 5.04 Operating Covenants.
     The Issuer covenants with the Indenture Trustee as follows, provided that any of the following covenants with respect to the Portfolio Railcars shall not be deemed to have been breached by virtue of any act or omission of a Lessee or sub-lessee, or of any Person which has possession of a Portfolio Railcar for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of a Portfolio Railcar (other than seizure or confiscation arising from a breach by the Issuer of such covenant) (each, a “Third Party Event” ), so long as (i) neither the Issuer nor the Manager has consented to such Third Party Event; and (ii) the Issuer (or the Manager on its behalf) as the Lessor of such Portfolio Railcar promptly and diligently takes such commercially reasonable actions as a leading railcar operating lessor would reasonably take in respect of such Third Party Event, including, as deemed appropriate (taking into account, among other things, the laws of the jurisdiction in which such Portfolio Railcar is located), seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Portfolio Railcar:
          (a) Ownership. The Issuer will (i) on all occasions on which the ownership of each Portfolio Railcar is relevant, make it clear to third parties that title to the same is held by the Issuer, and (ii) not do, or knowingly permit to be done, or omit, or knowingly permit to be omitted, any act or thing which might reasonably be expected to jeopardize the rights of the Issuer as owner of each Portfolio Railcar, except as contemplated by the Operative Agreements.
          (b) Compliance with Law; Maintenance of Permits. The Issuer will (i) comply in all material respects with all Applicable Laws, (ii) obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for the use and operation of the Portfolio Railcars owned by it, (iii) not cause or knowingly permit, directly or indirectly, any Lessee to operate any Portfolio Railcar under any related Lease in any material respect contrary to any Applicable Law, and (iv) not knowingly permit, directly or indirectly, any Lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such Lessee’s use and operation of any Portfolio Railcar under any related operating Lease.

          (c) Forfeiture. The Issuer will not do anything, and will not knowingly permit, directly or indirectly, any Lessee to do anything, which may reasonably be expected to expose any Portfolio Railcar to forfeiture, impoundment, detention, appropriation, damage or destruction (other than any forfeiture, impoundment, detention or appropriation which is being contested in good faith by appropriate proceedings if (i) adequate resources have been made available by the Issuer or the applicable Lessee for any payment which may arise or be required in connection with such forfeiture, impounding, detention or appropriation or proceedings taken in respect thereof, and (ii) such forfeiture, impounding, detention or appropriation or the continued existence thereof does not give rise to any material likelihood of the assets to which such forfeiture, impounding, detention or appropriation relates or any interest in such assets being sold, permanently forfeited or otherwise lost). In the event of a forfeiture, impoundment, detention or appropriation of such Portfolio Railcar not constituting a Total Loss, the Issuer will use all commercially reasonable efforts to obtain the prompt release of such Portfolio Railcar.
          (d) Maintenance of Assets. The Issuer will, with respect to each Portfolio Railcar under Lease, cause, directly or indirectly, such Portfolio Railcar to be maintained in a state of repair and condition consistent with the reasonable commercial practice of leading railcar operating lessors with respect to similar railcars under lease, taking into consideration, among other things, the identity of the relevant Lessee (including the credit standing and operating experience thereof), the age and condition of the Portfolio Railcar and the jurisdiction in which the Portfolio Railcar is or will be operated or in which the Lessee is based. In addition, the Issuer will, with respect to each Portfolio Railcar that is not subject to a Lease, maintain such Portfolio Railcar in a state of repair and condition consistent with the reasonable commercial practice of leading railcar operating lessors with respect to railcars not under lease.
          (e) Notification of Loss, Theft, Damage or Destruction. The Issuer will notify the Indenture Trustee, the Administrator, and the Manager, in writing, as soon as the Issuer becomes aware of any loss, theft, damage or destruction to any Portfolio Railcar if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed $1,000,000.
          (f) Insurance. The Issuer covenants with the Indenture Trustee as follows:
          (i) Insurance. The Issuer will at all times after the Closing Date, at its own expense, keep or cause the Insurance Manager under the Insurance Agreement to keep each Portfolio Railcar insured with insurers of recognized responsibility with a rating of at least A- by A.M. Best Company (or a comparable rating by a nationally or internationally recognized rating group of comparable stature) or by other insurers approved in writing by the Requisite Majority, which approval shall not be unreasonably withheld, in amounts and against risks and with deductibles and terms and conditions not less beneficial to the insured thereunder than the insurance, if any, maintained by the Manager with respect to similar equipment which it owns or leases, but in no event shall such coverage be for amounts or against risks less than the Prudent Industry Practice.
          (ii) Additional Insurance. In the event that the Issuer shall fail to maintain insurance as herein provided, the Indenture Trustee may at its option, upon prior written notice to the Issuer, provide such insurance and, in such event, the Issuer shall, upon demand from time to time reimburse the Indenture Trustee for the cost thereof together with interest from the date of payment thereof at the Stated Rate on the Equipment Notes, on the amount of the cost to the Indenture Trustee of such insurance which the Issuer shall have failed to maintain. If after the Indenture Trustee has provided such insurance, the Issuer then obtains the coverage provided for in Section 5.04(f) which was replaced by the insurance provided by the Indenture Trustee, and the Issuer provides the Indenture Trustee with evidence of such coverage reasonably satisfactory to the Indenture Trustee, the Indenture Trustee shall cancel the insurance it has provided pursuant to the first sentence of this Section 5.04(f)(ii). In such event, the Issuer shall reimburse the Indenture Trustee for all costs to the Indenture Trustee of cancellation, including without limitation any short rate penalty, together with interest from the date of the Indenture Trustee’s payment thereof at the Stated Rate on the Equipment Notes. In addition, at any time the Indenture Trustee may at its own expense carry insurance with respect to its interest in the Portfolio Railcars, provided that such insurance does not interfere with the Issuer’s ability to insure the Portfolio Railcars as required by this Section 5.04(f) or adversely affect the Issuer’s insurance or the cost thereof, it being understood that all salvage rights to each Portfolio Railcar shall remain with the Issuer’s insurers at all times. Any insurance payments received from policies maintained by the Indenture Trustee pursuant to the previous sentence shall be retained by the applicable Person obtaining such insurance without reducing or otherwise affecting the Issuer’s obligations hereunder, other than with respect to Portfolio Railcars) with respect to which such payments have been made.
          (g) No Accounts. Except as contemplated herein, the Issuer will not have an interest in any deposit account or securities account (other than the Indenture Accounts and other than any account which may be required to be established as a necessary consequence of or in order to invest in or otherwise acquire a Permitted Investment) unless (i) any such further account and the Issuer’s interest therein shall be further charged or otherwise secured in favor of the Indenture Trustee for the benefit of the Secured Parties and (ii) any such further account is held in the custody of and under the “control” (as such term is defined in the UCC) of the Indenture Trustee.
          (h) Notices. If at any time any creditor of the Issuer seeks to enforce any judgment or order of any competent court or other competent tribunal against any of the Collateral, the Issuer shall (i) promptly give written notice to such creditor and to such court or tribunal of the Indenture Trustee’s interests in the Collateral, (ii) if at any time an examiner, administrator, administrative receiver, receiver, trustee, custodian, sequestrator, conservator or other similar appointee (an “ Insolvency Appointee ”) is appointed in respect of any secured creditor or any of their assets, promptly give notice to such appointee of the Indenture Trustee’s interests in the Collateral and (iii) notify the Indenture Trustee thereof in either case of clauses (i) and (ii) above. The Issuer will not voluntarily appoint or cause to be appointed or commence any proceeding to appoint any Insolvency Appointee over all or any of its property.
          (i) Compliance with Agreements. The Issuer will comply with and perform all its obligations under the Indenture, the Issuer Documents and the other Operative Agreements to which the Issuer is a party.

          (j) Information. The Issuer will at all times give to the Indenture Trustee such information as the Indenture Trustee may reasonably require for the purpose of the discharge of the powers, rights, duties, authorities and discretions vested in it hereunder, under any other Issuer Document or by operation of Applicable Law.
          (k) Further Assurances.
          (i) The Issuer will comply with all reasonable directions given to it by the Indenture Trustee to perfect the Security Interests in the Collateral (except to the extent provided in the Granting Clauses herein). The Issuer will execute such further documents and do all acts and things as the Indenture Trustee may reasonably require at any time or times to give effect to this Indenture, the Issuer Documents and the relevant Operative Agreements.
          (ii) Without limiting the foregoing, from time to time, the Issuer shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, and shall make or cause to be made such filings with the STB and with the Registrar General of Canada and take or cause to be taken such similar actions as are described in the Granting Clauses under “Priority”, all in such manner and in such places as may be required by law (or deemed desirable by the Indenture Trustee) to fully perfect, preserve, maintain and protect the security interest of the Indenture Trustee for the benefit of the Secured Parties in the Portfolio Railcars, related Leases and other Collateral granted hereby (including without limitation any such Portfolio Railcars acquired by the Issuer from time to time after the Closing Date), including in the proceeds thereof. The Issuer shall deliver (or cause to be delivered) to the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, following such filing in accordance herewith. In the event that the Issuer fails to perform its obligations under this subsection, the Indenture Trustee may perform such obligations, at the expense of the Issuer, and the Issuer hereby authorizes the Indenture Trustee and grants to such persons an irrevocable power of attorney to take any and all steps in order to perform such obligations in the Issuer’s own name and on behalf of the Issuer, as are necessary or desirable, in the determination of the Indenture Trustee, as applicable.
          (l) Stamping of the Leases. Within thirty (30) days of the applicable Delivery Date (or, in the case of a Future Lease, the date of origination of such Future Lease), the Issuer will cause the Manager to stamp on or otherwise affix to each Rider evidencing the same, the following legend:
     “This Lease is subject to a security interest in favor of Wilmington Trust Company, as Indenture Trustee, pursuant to the Indenture dated as of November 5, 2009 between Trinity Rail Leasing VII LLC, and Wilmington Trust Company, as Indenture Trustee.”
     Without limiting the generality of the foregoing, the Issuer will (i) execute and deliver to the Indenture Trustee, on behalf of the Secured Parties, such financing or continuation statements or continuation statements in lieu, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Indenture Trustee may reasonably request, in order to perfect and preserve the pledge, transfer, assignment, Security Interests granted or purported to be granted hereby, (ii) if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Indenture Trustee, on behalf of the Secured Parties, such note or instrument, duly indorsed or accompanied by duly executed instruments of transfer or assignment in blank and undated, all in form and substance reasonably satisfactory to the Indenture Trustee, and (iii) deliver to the Indenture Trustee, on behalf of the Secured Parties, promptly upon receipt thereof all instruments representing or evidencing any of the Collateral, duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank and undated, all in form and substance reasonably satisfactory to the Indenture Trustee.
          (m) No Effect on Security Interest. Except as otherwise provided in this Indenture or other Operative Agreements, the Issuer will not agree to the amendment of any Issuer Document unless the Indenture Trustee has confirmed to the Issuer that it has received from legal counsel reasonably acceptable to it an opinion to the effect that such amendment will not result in the Security Interests being prejudiced (the reasonable expenses of such opinion to be paid by the Issuer).
          (n) Restrictions on Amendments to Assigned Agreements and Certain Other Actions. (i) The Issuer will not take, or knowingly permit to be taken, any action which would amend, terminate or discharge or prejudice the validity or effectiveness or priority of the Security Interests or permit any party to any of the Issuer Documents whose obligations form part of the security created by this Indenture to be released from such obligations except, in each case as permitted or contemplated by this Indenture, or the other Issuer Documents or the Operative Agreements, (ii) without the prior written consent of the Indenture Trustee (acting at the Direction of the Requisite Majority), the Issuer shall not, directly or indirectly, (A) cancel or terminate, or consent to or accept any cancellation or termination of, or amend, modify or change in any manner, any Assigned Agreement or any term or condition thereof or (B) waive any default under, or any breach of or noncompliance with any term or condition of, any Assigned Agreement or authorize or approve, or consent to, any of the foregoing and (iii) the Issuer will not knowingly take, or knowingly permit to be taken, any action which, other than the performance of its obligations under the Issuer Documents and the Operative Agreements, would reasonably be expected to result in the lowering or withdrawal of the then current rating of any Equipment Note.
          (o) Subsidiaries. Except with the consent of the Indenture Trustee (acting at the Direction of the Requisite Majority), the Issuer will not have or establish any Subsidiaries.
          (p) Restriction on Asset Dealings. The Issuer shall not sell, transfer, release or otherwise dispose of any of, or grant options, warrants or other rights with respect to, any of its assets to any Person other than as expressly permitted in the Operative Agreements.
          (q) Organizational Documents. Subject to Section 5.02(j), the Issuer shall not amend, modify or supplement its organizational documents or change its jurisdiction of organization without the consent of Indenture Trustee (acting at the Direction of the Requisite Majority), and such consent shall not be unreasonably withheld.

          (r) Management Agreement and Administrative Services Agreement. The Issuer shall at all times be a party to the Management Agreement and shall, if necessary, take any steps required of it in connection with the appointment of any Successor Manager thereunder. The Issuer shall at all times be a party to the Administrative Services Agreement or a substitute agreement substantially similar thereto.
          (s) Insurance Agreement. The Issuer shall at all times be a party to the Insurance Agreement and shall, if necessary, take any steps required of it in connection with the appointment of any Successor Insurance Manager thereunder.
          (t) Condition. The Issuer, at its own cost and expense, shall maintain, repair and keep each Portfolio Railcar, and cause the Manager under the Management Agreement to maintain, repair and keep each Portfolio Railcar, (i) according to Prudent Industry Practice and in all material respects, in good working order, and in good physical condition for railcars of a similar age and usage, normal wear and tear excepted, (ii) in a manner in all material respects consistent with maintenance practices used by the Manager, in respect of railcars owned, leased or managed by the Manager similar in type to such Portfolio Railcar or with respect to any Portfolio Railcar that is a Net Lease, maintenance practices used by the applicable Lessee, in respect of railcars similar in type to such Portfolio Railcar used by such Lessee on its domestic routes in the United States; ( provided , however that after the return to the Manager of any Portfolio Railcar which was subject to a Net Lease immediately prior to such return, such Portfolio Railcar shall be maintained and repaired in all material respects in a manner consistent with maintenance practices used by the Manager in respect of railcars owned, leased or managed by the Manager similar in type to such Portfolio Railcar), (iii) in accordance with all manufacturer’s warranties in effect but only to the extent that the lack of compliance therewith would reasonably be expected to adversely affect the coverage thereunder and in accordance with all applicable provisions, if any, of insurance policies required to be maintained pursuant to Section 5.04 and (iv) in compliance in all material respects with any applicable laws and regulations from time to time in effect, including, without limitation, the Field Manual of the AAR, FRA rules and regulations and Interchange Rules as they apply to the maintenance and operation of the Portfolio Railcars in interchange regardless of upon whom such applicable laws and regulations are nominally imposed; provided , however, that, so long as the Manager or, with respect to any Portfolio Railcar subject to a Lease which is a Net Lease, the applicable Lessee, is similarly contesting such law or regulation with respect to all other similar equipment owned or operated by Manager or, with respect to any Portfolio Railcar subject to a Net Lease, the applicable Lessee, the Issuer (or such Lessee) may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such standard, rule or regulation in any manner that does not (w) materially interfere with the use, possession, operation or return of any of the Portfolio Railcars, (x) materially adversely affect the rights or interests of the Indenture Trustee in the Portfolio Railcars, (y) expose any Secured Party or the Indenture Trustee to criminal sanctions or (z) violate any maintenance requirements contained in any insurance policy required to be maintained by the Issuer under this Indenture if such violation would reasonably be expected to adversely affect the coverage thereunder; provided further , that the Issuer shall promptly notify the Indenture Trustee in reasonable detail of any such contest upon its or the Manager’s becoming aware thereof. In no event shall the Issuer discriminate in any material respect as to the use or maintenance of any Portfolio Railcar (including the periodicity of maintenance or recordkeeping in respect of such Portfolio Railcar) as compared to equipment of a similar nature which the Manager owns or manages. The Issuer will maintain in all material respects all records, logs and other materials required by relevant industry standards or any governmental authority having jurisdiction over the Portfolio Railcars required to be maintained in respect of any Portfolio Railcar.
          (u) [Reserved].
          (v) Use. The Issuer shall be entitled to the possession of the Portfolio Railcars and to the use of the Portfolio Railcars by it or any Affiliate in the United States and subject to the remaining provisions of this subsection, Canada and Mexico, only in the manner for which it was designed and intended and so as to subject it only to ordinary wear and tear. In no event shall the Issuer use, store or permit the use or storage of any Portfolio Railcar in any jurisdiction not included in the insurance coverage required by Section 5.04(f). The Portfolio Railcars shall be used primarily on domestic routes in the United States and on routes in Canada, and in no event shall the mileage usage of the Portfolio Railcars in interchange within Mexico exceed twenty (20)% of the total mileage usage of the Portfolio Railcars in interchange in the aggregate (as determined by mileage records and measured at the end of each calendar year).
          (w) Custody of Portfolio Leases. Promptly after entering into a Future Lease, the Issuer shall deliver a Rider constituting a Chattel Paper Original to the Indenture Trustee in accordance with the provisions hereof.
          (x) Portfolio Railcar Total Loss. In the event that any Portfolio Railcar shall suffer a Total Loss, the Issuer shall (or shall cause the Manager to) promptly and fully inform the Indenture Trustee of such Total Loss.
          (y) Certain Reports. No later than ten Business Days following April 30, 2010 (or December 31, 2009 with respect to clause (iii) below), and no later than ten Business Days following each April 30 (or each March 31, June 30, September 30 and December 31, with respect to clause (iii) below) thereafter, the Issuer will furnish (or cause the Manager under the Management Agreement to furnish) to the Indenture Trustee and each Rating Agency an accurate statement, as of the preceding December 31 (or as of the preceding calendar quarter with respect to clause (iii) below) (i) showing the amount, description and reporting marks of the Portfolio Railcars, the amount, description and reporting marks of all Portfolio Railcars that may have suffered a Total Loss during the twelve months ending on such December 31 (or since the Closing Date, in the case of the first such statement), and such other information regarding the condition or repair of the Portfolio Railcars as the Indenture Trustee may reasonably request, (ii) stating that in the case of all Portfolio Railcars repainted during the period covered by such statement, the markings required by Section 2.2(ii) of the Management Agreement shall have been preserved or replaced, (iii) showing the percentage of use in Canada and Mexico based on the total mileage traveled by the Portfolio Railcars for the prior calendar quarter as reported to the Manager by railroads (or Lessees in the case of Net Leases, as applicable) and (iv) stating that the Issuer is not aware of any condition of any Portfolio Railcar which would cause such Portfolio Railcar not to comply in any material respect with the rules and regulations of the FRA and the interchange rules of the Field Manual of the AAR as they apply to the maintenance and operation of the Portfolio Railcars in interchange and any other requirements hereunder.

          (z) Inspection.
          (i) Upon the occurrence of an Event of Default or a Manager Termination Event, the Indenture Trustee, at the Direction of the Requisite Majority, together with the agents, representatives, accountants and legal and other advisors of each of the foregoing (collectively, the “ Inspection Representatives ”), shall have the right to (A) conduct a field examination of a reasonable representative sample of the Portfolio Railcars, which may not in any event in the first instance exceed 100 Portfolio Railcars (each such inspection, a “ Unit Inspection ”), (B) (I) inspect all documents (the “ Related Documents ”), including, without limitation, all related Leases, insurance policies, warranties or other agreements, relating to the Portfolio Railcars and the other Collateral (each such inspection, a “ Related Document Inspection ”) and (II) inspect each of the Issuer’s and the Manager’s books, records and databases (which shall include reasonable access to the Issuer’s and the Manager’s computers and computer records to the extent necessary to determine compliance with the Operative Agreements) (collectively, the “ Books and Records ”) with respect to the Portfolio Railcars and the other Collateral and the Related Documents (including without limitation data supporting all reporting requirements under the Operative Agreements) (each such inspection, a “ Book and Records Inspection ”) and (C) discuss (I) the affairs, finances and accounts of the Issuer (with respect to itself) and the Manager (with respect to itself and the Issuer) and (II) the Portfolio Railcars and the other Collateral, the Related Documents and the Books and Records, in each case with the principal executive officer and the principal financial officer of each of the Issuer and the Manager, as applicable (the foregoing clauses (I) and (II) a “ Company Inspection ”) the Unit Inspections, the Related Documents Inspections, the Books and Records Inspections and the Company Inspections described in clauses (A), (B) and (C), collectively, the “ Inspections ”).
          (ii) All Inspections shall be at the sole cost and expense of the Issuer (including the reasonable legal and accounting fees, costs and expenses incurred by the Indenture Trustee, and its Inspection Representatives). All Inspections shall be conducted upon reasonable request and notice to the Issuer (with respect to itself) and the Manager (with respect to itself and the Issuer) and shall (A) be conducted during normal business hours, (B) be subject to the Issuer’s and the Manager’s customary security procedures, if any, and (C) not unreasonably disrupt the Issuer’s or the Manager’s business.
          (iii) If in connection with or as a result of the initial Railcar Inspection, the Indenture Trustee determines, in its sole discretion, that an Inspection Issue (as defined below) has occurred, then the Indenture Trustee shall have the right to conduct additional Inspections from time to time consisting of additional samplings of Railcars in numbers that the Trustee or its Inspection Representative determines to be a reasonable sampling (each, an “Additional Inspection” and collectively, “Additional Inspections” ) sufficient to confirm the scope of any such Inspection Issues. “Inspection Issue” means the discovery that a material portion of the Portfolio Railcars inspected are not being used or maintained in a manner that complies with the requirements of the Indenture.

     Without prejudice to the right to conduct Inspections, all parties granted inspection rights hereunder shall confer with a view toward coordinating their conduct with respect to the Inspections in order to minimize the costs thereof and business disruption attendant thereto.
          (aa) Modifications.
          (i) Required Modifications. In the event a Required Modification to a Portfolio Railcar is required, the Issuer agrees to make or cause to be made such Required Modification at its own expense; provided , that the Issuer (or applicable Lessee) may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of the law, rule or regulation requiring such Required Modification in any manner that does not (w) materially interfere with the use, possession, operation, maintenance or return of any Portfolio Railcar, (x) materially adversely affect the rights or interests of the Issuer or the Indenture Trustee in the Portfolio Railcars, (y) expose the Issuer or the Indenture Trustee to criminal sanctions, or (z) violate any maintenance requirements contained in any insurance policy required to be maintained by the Issuer under this Indenture if such violation would reasonably be expected to adversely affect the coverage thereunder; provided further , that the Issuer shall notify (or cause to be notified) the Indenture Trustee thereof, which notice shall also set forth the time period for the making of such Required Modification and the Issuer’s or Manager’s reasonable estimate of the cost thereof.
          (ii) Optional Modifications. The Issuer at any time may or may permit a Lessee to, in its discretion and at its own or such Lessee’s cost and expense, modify, alter or improve any Portfolio Railcar in a manner which is not a Required Modification; provided that (A) no such optional modification shall diminish the fair market value, utility or remaining economic useful life of such Portfolio Railcar below the fair market value, utility or remaining economic useful life thereof immediately prior to such optional modification, in more than a de minimis respect, assuming such Portfolio Railcar was then at least in the condition required to be maintained by the terms of this Indenture and (B) the Issuer, or the Manager on its behalf, shall conclude in good faith that the proposed optional modification is likely to enhance the marketability of the Portfolio Railcar (or such optional modification is requested by a Lessee).
ARTICLE VI
THE INDENTURE TRUSTEE
     Section 6.01 Acceptance of Trusts and Duties. The duties and responsibilities of the Indenture Trustee shall be as expressly set forth herein, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee. The Indenture Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and agrees to receive and disburse all moneys received by it in accordance with the terms hereof. The Indenture Trustee in its individual capacity shall not be answerable or accountable under any circumstances, except for its own willful misconduct or negligence or bad faith or breach of its representations, warranties and/or covenants and the Indenture Trustee shall not be liable for any action or inaction of the Issuer or any other parties to any of the Operative Agreements.
     Section 6.02 Absence of Duties. The Indenture Trustee shall have no duty to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of any Lessee. Notwithstanding the foregoing, the Indenture Trustee, upon written request, shall furnish to any Noteholder, promptly upon receipt thereof, duplicates or copies of all reports, Notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee under this Indenture.
     Section 6.03 Representations or Warranties. The Indenture Trustee does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Equipment Notes, any other securities or any other document or instrument or as to the correctness of any statement contained in any thereof, except that the Indenture Trustee in its individual capacity hereby represents and warrants (i) that each such specified document to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf, and (ii) this Indenture is the legal, valid and binding obligation of WTC, enforceable against WTC in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.
     Section 6.04 Reliance; Agents; Advice of Counsel. The Indenture Trustee shall incur no liability to anyone acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Indenture Trustee may accept a copy of a resolution of, in the case of the Issuer, and in the case of any other party to any Operative Agreement, the governing body of such Person, certified in an accompanying Officer’s Certificate as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Indenture Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Indenture Trustee shall furnish to the Manager or the Administrator upon written request such information and copies of such documents as the Indenture Trustee may have and as are necessary for the Manager or the Administrator to perform its duties under Articles II and III hereof. The Indenture Trustee shall assume, and shall be fully protected in assuming, that the Issuer is authorized by its constitutional documents to enter into this Indenture and to take all action permitted to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Issuer with respect thereto.
     The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the Direction of the Holders in accordance herewith relating to the time, method and place of conducting any proceeding for any remedy available to the

Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.
     The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.
     The Indenture Trustee may consult with counsel as to any matter relating to this Indenture and any Opinion of Counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.
     The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or Direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
     The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of the Issuer or the Administrator under this Indenture or any of the Operative Agreements.
     The Indenture Trustee shall not be liable for any losses or Taxes (except for Taxes relating to any compensation, fees or commissions of any entity acting in its capacity as Indenture Trustee hereunder) or in connection with the selection of Permitted Investments or for any investment losses resulting from Permitted Investments.
     When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(f) or 4.01(g) hereof, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors’ rights generally.
     The Indenture Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Indenture Trustee obtains actual knowledge of such event or the Indenture Trustee receives written notice of such event from the Issuer, the Administrator or Noteholders owning Equipment Notes aggregating not less than 10% of the Outstanding Principal Balance of the Equipment Notes.
     The Indenture Trustee shall have no duty to monitor the performance of the Issuer, the Manager, the Administrator or any other party to the Operative Agreements, nor shall it have any liability in connection with the malfeasance or nonfeasance by such parties. The Indenture Trustee shall have no liability in connection with compliance by the Issuer, the Manager, the Administrator or any Lessee under a Lease with statutory or regulatory requirements related to any Railcar or any Lease. The Indenture Trustee shall not make or be deemed to have made any representations or warranties with respect to any Railcar or any Lease or the validity or sufficiency of any assignment or other disposition of any Railcar or any Lease.
     The Indenture Trustee shall not be liable for any error of judgment reasonably made in good faith by an officer or officers of the Indenture Trustee, unless it shall be determined by a court of competent jurisdiction in a non-appealable judgment that the Indenture Trustee was negligent in making such judgment.
     Except as expressly set forth in the Operative Agreements, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper document, unless any such Operative Agreement directs the Indenture Trustee to make such investigation.
     The Indenture Trustee shall have no obligation to invest and reinvest any cash held in the Indenture Accounts in the absence of timely and specific written investment direction from the Administrator or as expressly provided herein. In no event shall the Indenture Trustee be liable for the selection of investments or for investment losses incurred thereon in accordance with the Operative Agreements. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity in accordance with the Operative Agreements or by any other Person or the failure of the Administrator to provide timely written investment direction.
     Section 6.05 Not Acting in Individual Capacity. The Indenture Trustee acts hereunder solely as trustee unless otherwise expressly provided; and all Persons, other than the Noteholders to the extent expressly provided in this Indenture, having any claim against the Indenture Trustee by reason of the transactions contemplated hereby shall look, subject to the lien and priorities of payment as herein provided, only to the property of the Issuer for payment or satisfaction thereof.
     Section 6.06 No Compensation from Noteholders. The Indenture Trustee agrees that it shall have no right against the Noteholders for any fee as compensation for its services hereunder.
     Section 6.07 Notice of Defaults. As promptly and soon as practicable after, and in any event within thirty (30) days after, the occurrence of any Default hereunder, the Indenture Trustee shall transmit by mail to the Issuer and the Noteholders holding Equipment Notes, notice of such Default hereunder actually known to a Responsible Officer of the Indenture Trustee, unless such Default shall have been cured or waived; provided, however , that, except in the case of a Default on the payment of the interest, principal, or premium, if any, on any Equipment Note, the Indenture Trustee shall be fully protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Indenture Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders .

     Section 6.08 Indenture Trustee May Hold Securities. The Indenture Trustee, any Paying Agent, the Note Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity, may become the owner or pledgee of securities and, may otherwise deal with the Issuer with the same rights it would have if it were not the Indenture Trustee, Paying Agent, Note Registrar or such other agent.
     Section 6.09 Corporate Trustee Required; Eligibility. There shall at all times be an Indenture Trustee which shall meet the Eligibility Requirements. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09 to act as Indenture Trustee, the Indenture Trustee shall resign immediately as Indenture Trustee in the manner and with the effect specified in Section 7.01 hereof.
     Section 6.10 Reports by the Issuer. The Issuer shall furnish to the Indenture Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal accounting officer or principal financial officer of the Administrator, as applicable, as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture (it being understood that for purposes of this Section 6.10, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture).
     Section 6.11 Compensation. The Issuer covenants and agrees to pay to the Indenture Trustee from time to time, and the Indenture Trustee shall be entitled to, the fees and expenses separately agreed in writing between the Issuer and the Indenture Trustee, and will further pay or reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any of the provisions hereof or any other documents executed in connection herewith (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ).
     Section 6.11 Certain Rights of the Requisite Majority.
          Each of the Indenture Trustee and by its acceptance of the Equipment Notes, the Noteholders, hereby agrees that, if the Indenture Trustee shall fail to act in accordance with Direction by the Requisite Majority (with respect to the Equipment Notes as a whole) at any time at which it is so required to act hereunder or under any other Operative Agreement, then the Requisite Majority shall be entitled to take such action directly in its own capacity or on behalf of the Indenture Trustee. If the Indenture Trustee fails to act in accordance with Direction by the Requisite Majority when so required to act under any Operative Agreement, then the Indenture Trustee shall, upon the further Direction of the Requisite Majority, irrevocably appoint the Requisite Majority, or an authorized agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of the Indenture Trustee or its own name, to take any and all actions that the Indenture Trustee is authorized to take under any Operative Agreement, to the extent the Indenture Trustee has failed to take such action when and as required under such Operative Agreement.
ARTICLE VII
SUCCESSOR TRUSTEES
     Section 7.01 Resignation and Removal of Indenture Trustee. The Indenture Trustee may resign as Indenture Trustee with respect to the Equipment Notes at any time without cause by giving at least sixty (60) days’ prior written notice to the Issuer, the Manager, the Administrator and the Holders, provided that the Indenture Trustee shall continue to serve as Indenture Trustee until a successor has been appointed pursuant to Section 7.02 hereof. The Requisite Majority may at any time remove the Indenture Trustee without cause by an instrument in writing delivered to the Issuer, the Manager, the Administrator and the Indenture Trustee being removed. In addition, the Issuer may remove the Indenture Trustee if: (i) such Indenture Trustee fails to comply with Section 7.02(d) hereof, (ii) such Indenture Trustee is adjudged a bankrupt or an insolvent, (iii) a receiver or public officer takes charge of such Indenture Trustee or its property or (iv) such Indenture Trustee becomes incapable of acting. References to the Indenture Trustee in this Indenture include any successor Indenture Trustee appointed in accordance with this Article VII.
     Section 7.02 Appointment of Successor. (a) In the case of the resignation or removal of the Indenture Trustee under Section 7.01 hereof, the Issuer shall promptly appoint a successor Indenture Trustee; provided that the Requisite Majority may appoint, within one (1) year after such resignation or removal, a successor Indenture Trustee which may be other than the successor Indenture Trustee appointed by the Issuer, and such successor Indenture Trustee appointed by the Issuer shall be superseded by the successor Indenture Trustee so appointed by the Requisite Majority. If a successor Indenture Trustee shall not have been appointed and accepted its appointment hereunder within sixty (60) days after the Indenture Trustee gives notice of resignation or is removed, the retiring or removed Indenture Trustee, the Issuer, the Administrator, the Manager or the Requisite Majority may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. Any successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as provided in the first sentence of this paragraph within one (1) year from the date of the appointment by such court.
          (b) Any successor Indenture Trustee, however appointed, shall promptly execute and deliver to the Issuer, the Manager, the Administrator and the predecessor Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of such predecessor Indenture Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Indenture Trustee herein; provided that, upon the written request of such successor Indenture Trustee, such predecessor Indenture Trustee shall, upon payment of all amounts due and owing to it, execute and deliver an instrument transferring to such successor Indenture Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Indenture Trustee, and such predecessor Indenture Trustee shall duly assign, transfer, deliver and pay over to such successor Indenture Trustee all moneys or other property then held by such predecessor Indenture Trustee hereunder solely for the benefit of the Equipment Notes.
          (c) If a successor Indenture Trustee is to be appointed with respect to only a part of the predecessor Indenture Trustee duties hereunder, the Issuer, the predecessor Indenture Trustee and the successor Indenture Trustees shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Indenture Trustee as to which the predecessor Indenture Trustee is not retiring shall continue to be vested in the predecessor Indenture Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Equipment Notes hereunder by more than one Indenture Trustee.
          (d) Each Indenture Trustee shall be an Eligible Institution and shall meet the Eligibility Requirements, if there be such an institution willing, able and legally qualified to perform the duties of an Indenture Trustee hereunder; provided that the Rating Agencies shall receive notice of any replacement Indenture Trustee.
          (e) Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation to which substantially all the business of the Indenture Trustee may be transferred, shall, subject to the terms of paragraph (d) of this Section, be the Indenture Trustee under this Indenture without further act.
ARTICLE VIII
INDEMNITY
     Section 8.01 Indemnity. The Issuer shall indemnify the Indenture Trustee (and its officers, directors, employees and agents) for, and hold it harmless from and against, any loss, liability, claim, obligation, damage, injury, penalties, actions, suits, judgments or expense (including attorney’s fees and expenses) incurred by it without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Equipment Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties and hold it harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on its part, arising out of or in connection with actions taken or omitted to be taken in reliance on any Officer’s Certificate furnished hereunder, or the failure to furnish any such Officers’ Certificate required to be furnished hereunder. The Indenture Trustee shall notify the Holders, the Issuer and the Manager and, in the case of any such claim in excess of 5% of the Adjusted Value of the Portfolio Railcars, the Rating Agencies, promptly of any claim asserted against the Indenture Trustee for which it may seek indemnity; provided , however , that failure to provide such notice shall not invalidate any right to indemnity hereunder except to the extent the Issuer is prejudiced by such delay. The Issuer shall defend the claim and the Indenture Trustee shall cooperate in the defense (unless the Indenture Trustee determines that an actual or potential conflict of interest exists, in which case the Indenture Trustee shall be entitled to retain separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel). The Issuer need not pay for any settlements made without its consent; provided that such consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnity against any loss or liability incurred by the Indenture Trustee through negligence or bad faith.
     Section 8.02 Noteholders’ Indemnity. The Indenture Trustee shall be entitled, subject to such Indenture Trustee’s duty during a default to act with the required standard of care, to be indemnified by the Holders of the Equipment Notes before proceeding to exercise any right or power under this Indenture or the Management Agreement at the request or Direction of such Holders.

Section 8.03 Survival. The provisions of Sections 8.01 and 8.02 hereof shall survive the termination of this Indenture or the earlier resignation or removal of the Indenture Trustee.
ARTICLE IX
SUPPLEMENTAL INDENTURES
     Section 9.01 Supplemental Indentures Without the Consent of the Noteholders.
          (a) Without the consent of any Holder and based on an Opinion of Counsel in form and substance reasonably acceptable to the Indenture Trustee to the effect that such Supplement is for one of the purposes set forth in clauses (i) through (vi) below, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more Supplements for any of the following purposes:
          (i) to add to the covenants of the Issuer in this Indenture for the benefit of the Holders of the Equipment Notes then Outstanding, or to surrender any right or power conferred upon the Issuer in this Indenture;
          (ii) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be inconsistent with any other provision in this Indenture;
          (iii) to correct or amplify the description of any property at any time subject to the Encumbrance of this Indenture, or to better assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Encumbrance of this Indenture, or to subject additional property to the Encumbrance of this Indenture;
          (iv) to add additional conditions, limitations and restrictions thereafter to be observed by the Issuer;

          (v) if required, to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee; or
          (vi) to evidence the succession of the Indenture Trustee.
          (b) No Supplement shall be entered into under this Section 9.01 unless each Rating Agency shall have received prior written notice thereof and, except as set forth in the proviso at the end of this sentence, the Issuer shall have obtained a Rating Agency Confirmation in respect thereof; provided, that no such Rating Agency Confirmation shall be required if such Supplement shall have been entered into by the Indenture Trustee at the Direction of a Requisite Majority.
     Section 9.02 Supplemental Indentures with the Consent of Noteholders.
          (a) With the consent evidenced by a Direction of a Requisite Majority, the Issuer and the Indenture Trustee may enter into a Supplement hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however , that no such Supplement shall, without the prior written Direction of the Holders (or beneficial owners) affected thereby and the Direction of a Requisite Majority for the Equipment Notes then Outstanding:
          (i) reduce the principal amount of any Equipment Note or the rate of interest thereon, change the priority of any payments required pursuant to this Indenture or amend or otherwise modify the Flow of Funds except as permitted pursuant to Section 9.02(b) , or the date on which, or the amount of which, or the place of payment where, or the coin or currency in which, any Equipment Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Final Maturity Date thereof;
          (ii) reduce the percentage of Holders of Outstanding Equipment Notes required for (x) the consent required for delivery of any Supplement to this Indenture, (y) the consent required for any waiver of compliance with certain provisions of this Indenture or certain Events of Default hereunder and their consequences as provided for in this Indenture or (z) the consent required to waive any payment default on the Equipment Notes;
          (iii) modify any provision relating to any Supplement or this Indenture which specifies that such provision cannot be modified or waived without the Direction of the Holder of each Outstanding Equipment Note affected thereby;
          (iv) modify or alter the definition of the term “Requisite Majority” (including, without limitation, the percentages therein);
          (v) modify or alter the provisions of this Indenture relating to mandatory prepayments;

          (vi) permit the creation of any Encumbrance ranking prior to or on a parity with the Encumbrance of this Indenture with respect to any part of the Collateral or terminate the Encumbrance of this Indenture on any property at any time subject hereto or deprive the Holder of any Equipment Note of the security afforded by the Encumbrance of this Indenture; or
          (vii) modify any of the provisions of this Indenture in such a manner as to affect the amount or timing of any payments of interest or principal due on any Equipment Note.
Prior to the execution of any Supplement issued pursuant to this Section 9.02, the Issuer shall provide a written notice to each Rating Agency setting forth in general terms the substance of any such Supplement.
          (b) Notwithstanding the foregoing provisions of this Section 9.02, the Issuer, the Indenture Trustee and, by its acceptance of an Equipment Note, each Noteholder, hereby irrevocably agrees that, in connection with the appointment and engagement of a Successor Manager and as contemplated in the last paragraph of the Granting Clauses hereof, the Indenture Trustee acting at the Direction of the Requisite Majority acting in their sole discretion shall have the right, without the consent of the Issuer, any Noteholder or any other Person, to increase the Management Fee and/or pay to the Manager an incentive fee, add the payment of such amounts to and/or change the priority of distribution of such amounts in, the Flow of Funds and amend this Indenture to the extent necessary to effectuate the foregoing.
          (c) Promptly after the execution by the Issuer and the Indenture Trustee of any Supplement pursuant to this Section, the Issuer shall mail to the Administrator, the Indenture Trustee and each Rating Agency, a notice setting forth in general terms the substance of such Supplement, together with a copy of the text of such Supplement. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.
ARTICLE X
MODIFICATION AND WAIVER
     Section 10.01 Modification and Waiver with Consent of Holders.
     In the event that the Indenture Trustee receives a request for its consent to an amendment, modification or waiver under this Indenture, the Equipment Notes or any Operative Agreement relating to the Equipment Notes, the Indenture Trustee shall mail a notice of such proposed amendment, modification or waiver to each Noteholder asking whether or not to consent to such amendment, modification or waiver if such Noteholder’s consent is required pursuant to this Indenture; provided that any amendment, modification or waiver of the provisions described in Section 9.02 hereof is not permitted without the consent of each Noteholder of any Equipment Notes affected thereby; provided further, however, that any Event of Default may be waived in accordance with Section 4.04 hereof. The foregoing, however, shall not prevent the Issuer from amending any Lease of a Railcar, provided that such amendment is otherwise permitted by this Indenture and the Management Agreement.
     It shall not be necessary for the consent of the Holders under this Section 10.01 to approve the particular form of any proposed amendment, modification or waiver, but it shall be sufficient if such consent approves the substance thereof. Any such modification approved by the Direction of a Requisite Majority and as to which Rating Agency Confirmation is given will be binding on all Noteholders.
     The Issuer shall give each Rating Agency prior notice of any amendment under this Section 10.01 and any amendments of its constitutive documents by the Issuer, and, after an amendment under this Section 10.01 becomes effective, the Issuer shall mail to the Holders and the Rating Agencies a notice briefly describing such amendment. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.
     After an amendment under this Section 10.01 becomes effective, it shall bind every Holder, whether or not notation thereof is made on any Equipment Note held by such Holder.
     Section 10.02 Modification Without Consent of Holders.
     Subject to Section 9.01 hereof, the Indenture Trustee may agree, without the consent of any Noteholder, to any modification (other than those referred to in Section 10.01 ) of any provision of any Operative Agreement or of the relevant Equipment Notes to correct a manifest error or an error which is of a formal, minor or technical nature. Any such modification shall be notified to the Holders as soon as practicable thereafter and shall be binding on all the Holders.
     Section 10.03 Subordination and Priority of Payments.
     The subordination provisions contained in the Flow of Funds and Article XI hereof may not be amended or modified without the consent of each Noteholder of the Equipment Notes. In no event shall the provisions set forth in the Flow of Funds relating to the priority of the Service Provider Fees and Operating Expenses be amended or modified. The foregoing sentences in each case are subject to the provisions of Section 9.02(b) .
     Section 10.04 Execution of Amendments by Indenture Trustee.
     In executing, or accepting the additional trusts created by, any amendment or modification to this Indenture permitted by this Article X or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE XI
SUBORDINATION
     Section 11.01 Subordination.
          (a) Each Noteholder and Service Provider agrees that its claims against the Issuer for payment of amounts are subordinate to any claims ranking in priority thereto as set forth in the Flow of Funds hereof, including any post-petition interest (each such prior claim, a “ Senior Claim ”), which subordination shall continue until the holder of such Senior Claim (a “ Senior Claimant ”), or the Indenture Trustee on its behalf, has received the full cash amount of such Senior Claim. Each such Person is also obligated to hold for the benefit of the Senior Claimant any amounts received by such Person which, under the terms of this Indenture, should have been paid to or on behalf of the Senior Claimant and to pay over such amounts to the Indenture Trustee for application as provided in the Flow of Funds.
          (b) If any Senior Claimant receives any payment in respect of any Senior Claim which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent such payment is so invalidated, declared preferential, set aside and/or required to be repaid, such Senior Claim shall be revived and continue in full force and effect, and shall be entitled to the benefits of this Article XI, all as if such payment had not been received.
          (c) Each Noteholder, by its acceptance of an Equipment Note, and each other payee pursuant to the Flow of Funds, by entering into the Operative Agreement to which it is a party, authorizes and expressly directs the Indenture Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XI, and appoints the Indenture Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) any actions tending towards liquidation of the property and assets of the Issuer or the filing of a claim for the unpaid balance of its Equipment Notes in the form required in those proceedings.
          (d) No right of any holder of any Senior Claim to enforce the subordination of any subordinated claim shall be impaired by an act or failure to act by the Issuer or the Indenture Trustee or by any failure by either the Issuer or the Indenture Trustee to comply with this Indenture, unless such failure shall materially prejudice the rights of the subordinated claimant.
          (e) Each Noteholder, by accepting an Equipment Note, and each other payee pursuant to the Flow of Funds, by entering into the Operative Agreement to which it is a party, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Claim, whether such Senior Claim was created or acquired before or after the issuance of such holder’s claim, to acquire and continue to hold such Senior Claim and such holder of any Senior Claim shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Claim.

          (f) The Noteholders of the Equipment Notes shall have the right to receive, to the extent necessary to make the required payments with respect to the Equipment Notes at the times set forth herein, (i) the portion of Collections allocable to Noteholders of the Equipment Notes pursuant to this Indenture and (ii) funds on deposit in the Liquidity Reserve Account allocated in accordance with the terms of this Indenture. Each Noteholder, by acceptance of its Equipment Notes, (x) acknowledges and agrees that except as expressly provided herein, the Noteholders shall not have any interest in the Equipment Note Account (to the extent amounts were deposited therein in accordance herewith), and (y) ratifies and confirms the terms of this Indenture and the Operative Agreements executed in connection with such Noteholder’s Equipment Notes. With respect to each Collection Period, Collections on deposit in the Collections Account will be allocated to the Equipment Notes then Outstanding in accordance with the Flow of Funds.
ARTICLE XII
DISCHARGE OF INDENTURE; DEFEASANCE
     Section 12.01 Discharge of Liability on the Equipment Notes; Defeasance.
          (a) When (i) the Issuer delivers to the Indenture Trustee all Outstanding Equipment Notes (other than Equipment Notes replaced pursuant to Section 2.08 hereof) for cancellation or (ii) all Outstanding Equipment Notes have become due and payable, whether at maturity or as a result of the mailing of a Redemption Notice pursuant to Section 3.13(a) hereof and the Issuer irrevocably deposits in the Redemption/Defeasance Account funds sufficient to pay at maturity, or upon Redemption of, all Outstanding Equipment Notes, including interest thereon to maturity or the Redemption Date (other than Equipment Notes replaced pursuant to Section 2.08), and if in either case the Issuer pays all other sums payable hereunder by the Issuer including any premium, then this Indenture shall, subject to Section 12.01(c), cease to be of further effect. The Indenture Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers’ Certificate and an opinion of counsel, at the cost and expense of the Issuer, to the effect that any conditions precedent to a discharge of this Indenture have been met.
          (b) Subject to Sections 12.01(c) and 12.02, the Issuer at any time may terminate (i) all its obligations under the Equipment Notes and this Indenture (the “legal defeasance” option) or (ii) its obligations under Sections 5.02, 5.03, 5.04 and 4.01 (other than with respect to a failure to comply with Sections 4.01(a), 4.01(b), 4.01(e) (only with respect to the Issuer) and 4.01(f) (only with respect to the Issuer)) (the “covenant defeasance” option). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
     If the Issuer exercises its legal defeasance option, payment of any Equipment Notes subject to such legal defeasance may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Equipment Notes may not be accelerated because of an Event of Default (other than with respect to a failure to comply with Section 5.02(j), 4.01(a), 4.01(b), 4.01(e) and 4.01(f).

     Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Indenture Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.
          (c) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 5.02(j), Article VI, Sections 8.01, 12.04, 12.05 and 12.06 shall survive until all the Equipment Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 8.01, 12.04, 12.05 and 13.07 shall survive.
     Section 12.02 Conditions to Defeasance.
     The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:
          (a) The Issuer irrevocably deposits in trust in the Redemption/Defeasance Account any one or any combination of (A) money, (B) obligations of, and supported by the full faith and credit of, the U.S. Government (“ U.S. Government Obligations ”) or (C) obligations of corporate issuers (“ Corporate Obligations ”) (provided that any such Corporate Obligations are rated AA+, or the equivalent, or higher, by the Rating Agencies at such time and shall not have a maturity of longer than three (3) years from the date of defeasance) for the payment of all principal, premium, if any, and interest (i) on the Equipment Notes being defeased, in the case of legal defeasance, or (ii) on all of the Equipment Notes in the case of covenant defeasance, in either case, to maturity or redemption, as the case may be;
          (b) the Issuer delivers to the Indenture Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations or the Corporate Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due (i) on the Equipment Notes being defeased, in the case of legal defeasance, or (ii) on all of the Equipment Notes in the case of covenant defeasance, in either case, to maturity or redemption, as the case may be;
          (c) 91 days pass after the deposit described in clause (1) above is made and during the 91-day period no Event of Default specified in Section 4.01(f) or (g) with respect to the Issuer occurs which is continuing at the end of the period;
          (d) the deposit described in clause (a) above does not constitute a default under any other agreement binding on the Issuer;
          (e) the Issuer delivers to the Indenture Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit described in clause (a) does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;
          (f) the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;
          (g) if the related Equipment Notes are then listed on any securities exchange, the Issuer delivers to the Indenture Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause such Equipment Notes to be delisted;
          (h) the Issuer has obtained a Rating Agency Confirmation relating to the defeasance contemplated by this Section 12.02;
          (i) the Issuer delivers to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Equipment Notes as contemplated by this Article XII have been complied with; and
          (j) the Issuer shall only defease the Equipment Notes in their entirety, not partially.
     Section 12.03 Application of Trust Money.
     The Indenture Trustee shall hold in trust in the Redemption/Defeasance Account money, U.S. Government Obligations or Corporate Obligations deposited with it pursuant to this Article XII. It shall apply the deposited money and the money from U.S. Government Obligations or Corporate Obligations in accordance with this Indenture to the payment of principal, premium, if any, and interest on the Equipment Notes. Money and securities so held in trust are not subject to Article X hereof.
     Section 12.04 Repayment to the Issuer.
     The Indenture Trustee shall promptly turn over to the Issuer upon request any excess money or securities held by it at any time.
     Subject to any applicable abandoned property law, the Indenture Trustee shall pay to the Issuer upon written request any money held by it for the payment of principal or interest that remains unclaimed for two (2) years and, thereafter, Noteholders entitled to the money must look to the Issuer for payment as general creditors. Such unclaimed funds shall remain uninvested and in no event shall the Indenture Trustee be liable for interest on such unclaimed funds.
     Section 12.05 Indemnity for Government Obligations and Corporate Obligations.
     The Issuer shall pay and shall indemnify the Indenture Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or Corporate Obligations, or the principal and interest received on such U.S. Government Obligations or Corporate Obligations.
     Section 12.06 Reinstatement.
     If the Indenture Trustee is unable to apply any money or U.S. Government Obligations or Corporate Obligations in accordance with this Article XII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Equipment Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article XII until such time as the Indenture Trustee is permitted to apply all such money, U.S. Government Obligations or Corporate Obligations in accordance with this Article XII; provided, however, that, if the Issuer has made any payment of interest on or principal of any Equipment Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Equipment Notes to receive such payment from the money, U.S. Government Obligations or Corporate Obligations held by the Indenture Trustee.
ARTICLE XIII
MISCELLANEOUS
     Section 13.01 Right of Indenture Trustee to Perform.
     If the Issuer for any reason fails to observe or punctually to perform any of its obligations to the Indenture Trustee, whether under this Indenture or any of the other Operative Agreements or otherwise, the Indenture Trustee shall have power (but shall have no obligation), on behalf of or in the name of the Issuer or otherwise, to perform such obligations and to take any steps which the Indenture Trustee may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, such failure by the Issuer; provided that no exercise or failure to exercise this power by the Indenture Trustee shall in any way prejudice the Indenture Trustee’s other rights under this Indenture or any of the other Operative Agreements.
     Section 13.02 Waiver.
     Any waiver by any party of any provision of this Indenture or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Indenture by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect. No failure on the part of the Indenture Trustee to exercise, and no delay on its part in exercising, any right or remedy under this Indenture will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Indenture are cumulative and not exclusive of any rights or remedies provided by law.
     Section 13.03 Severability.
     In the event that any provision of this Indenture or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Indenture shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Indenture, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Indenture. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Indenture Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Indenture Trustee to pursue any other remedy available to it.
     Section 13.04 Notices.
     All notices, demands, certificates, requests, directions, instructions and communications hereunder (“Notices”) shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:
     if to the Issuer, to:
Trinity Rail Leasing VII LLC
2525 Stemmons Freeway
Dallas, TX 75207
     with copies to:
Kaye Scholer LLC
3 First National Plaza, Suite 4100
70 West Madison Street
Chicago, IL 60602
Attention: William Fellerhoff, Esq.
Facsimile: (312) 583-2360
     if to the Administrator, to:
Trinity Industries Leasing Company
2525 Stemmons Freeway
Dallas, TX 75207
Attention: Vice President, Leasing Operations

     if to the Indenture Trustee, the Note Registrar or the Paying Agent, to:
Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890-1605
Facsimile: (302) 636-4140
Telephone: (302) 636-6000
Attention: Corporate Trust Administration Re: Trinity Rail Leasing VII
     if to the Manager, to:
Trinity Industries Leasing Company
2525 Stemmons Freeway
Dallas, TX 75207
Attention: Vice President, Leasing Operations
     if to the Rating Agencies, to:
Standard & Poor’s
55 Water Street
New York, NY 10041
Attn:
Moody’s Investors Service, Inc.
ABS Monitoring Department
99 Church Street, 4 th Floor
New York, NY 10007
Facsimile: (212) 298-7139
     Section 13.05 Assignments.
     This Indenture shall be a continuing obligation of the Issuer and shall (i) be binding upon the Issuer and its successors and assigns and (ii) inure to the benefit of and be enforceable by the Indenture Trustee, and by its successors, transferees and assigns. The Issuer may not assign any of its obligations under this Indenture, or delegate any of its duties hereunder.
     Section 13.06 Currency Conversion.
     (a) If any amount is received or recovered by the Administrator, the Manager or the Indenture Trustee in respect of this Indenture or any part thereof (whether as a result of the enforcement of the security created under this Indenture or pursuant to this Indenture or any judgment or order of any court or in the liquidation or dissolution of the Issuer or by way of damages for any breach of any obligation to make any payment under or in respect of the Issuer’s obligations hereunder or any part thereof or otherwise) in a currency (the “ Received Currency ”) other than the currency in which such amount was expressed to be payable (the “ Agreed Currency ”), then the amount in the Received Currency actually received or recovered by the Indenture Trustee shall, to the fullest extent permitted by Applicable Law, only constitute a discharge to the Issuer to the extent of the amount of the Agreed Currency which the Administrator, the Manager or the Indenture Trustee was or would have been able in accordance with its normal procedures to purchase on the date of actual receipt or recovery (or, if that is not practicable, on the next date on which it is so practicable), and, if the amount of the Agreed Currency which the Administrator, the Manager or the Indenture Trustee is or would have been so able to purchase is less than the amount of the Agreed Currency which was originally payable by the Issuer, the Issuer shall pay to the Administrator, the Manager or the Indenture Trustee such amount as the Administrator, Manager or the Indenture Trustee shall determine to be necessary to indemnify such Person against any Loss sustained by it as a result (including the cost of making any such purchase and any premiums, commissions or other charges paid or incurred in connection therewith) and so that such indemnity, to the fullest extent permitted by Applicable Law, (i) shall constitute a separate and independent obligation of the Issuer distinct from its obligation to discharge the amount which was originally payable by the Issuer and (ii) shall give rise to a separate and independent cause of action and apply irrespective of any indulgence granted by the Administrator, the Manager or the Indenture Trustee and continue in full force and effect notwithstanding any judgment, order, claim or proof for a liquidated amount in respect of the amount originally payable by the Issuer or any judgment or order and no proof or evidence of any actual loss shall be required.
          (b) For the purpose of or pending the discharge of any of the moneys and liabilities hereby secured the Administrator and the Manager may convert any moneys received, recovered or realized by the Administrator or the Manager, as the case may be, under this Indenture (including the proceeds of any previous conversion under this Section 13.06) from their existing currency of denomination into the currency of denomination (if different) of such moneys and liabilities and any conversion from one currency to another for the purposes of any of the foregoing shall be made at the Indenture Trustee’s then prevailing spot selling rate at its office by which such conversion is made. If not otherwise required to be applied in the Received Currency, the Administrator or the Manager, as the case may be, acting on behalf of the Security Trustee, shall promptly convert any moneys in such Received Currency other than Dollars into Dollars. Each previous reference in this section to a currency extends to funds of that currency and funds of one currency may be converted into different funds of the same currency.
     Section 13.07 Application to Court.
     The Indenture Trustee may at any time after the service of a Default Notice apply to any court of competent jurisdiction for an order that the terms of this Indenture be carried into execution under the direction of such court and for the appointment of a receiver of the Collateral or any part thereof and for any other order in relation to the administration of this Indenture as the Requisite Majority shall deem fit and it may assent to or approve any application to any court of competent jurisdiction made at the instigation of any of the Noteholders and shall be indemnified by the Issuer against all costs, charges and expenses incurred by it in relation to any such application or proceedings.
     Section 13.08 Governing Law.
     THIS INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK,

INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
     Section 13.09 Jurisdiction.
          (a) Each of the parties hereto agrees that the United States federal and New York State courts located in The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and, for such purposes, submits to the jurisdiction of such courts. Each of the parties hereto waives any objection which it might now or hereafter have to the United States federal or New York State courts located in The City of New York being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and agrees not to claim that any such court is not a convenient or appropriate forum. Each of the parties hereto agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in The City of New York to the Person named as the process agent of such party in Schedule 5 at the address set out therein or at the principal New York City office of such process agent, if not the same.
          (b) The submission to the jurisdiction of the courts referred to in Section 13.09(a) shall not (and shall not be construed so as to) limit the right of the Indenture Trustee to take proceedings against the Issuer in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.
          (c) Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Indenture to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.
     Section 13.10 Counterparts.
     This Indenture may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.
     Section 13.11 Table of Contents, Headings, Etc.
     The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

TRINITY RAIL LEASING VII LLC,

	By:	TRINITY INDUSTRIES LEASING
COMPANY, as sole member and manager

By:	/s/ James E. Perry
	Name:	James E. Perry
	Title:	Vice President, Treasurer and Assistant Secretary

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee (and as securities intermediary as described herein)
By:	/s/ Jose L. Paredes
Name:
Title:

Signature Page to Indenture